EXECUTION COUNTERPART

                        STOCK PURCHASE AND SALE AGREEMENT

                                      among

                                DUNE ENERGY, INC.
                               (the "Purchaser"),

                           GOLDKING ENERGY CORPORATION
                                 (the "Company")

                                       and

                         GOLDKING ENERGY HOLDINGS, L.P.
                               (the "Shareholder")

                              As of April 13, 2007

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                        STOCK PURCHASE AND SALE AGREEMENT

      This STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into effective as of this 13th day of April, 2007, by and among DUNE ENERGY, INC., a Delaware corporation (the "Purchaser"), GOLDKING ENERGY CORPORATION, a Delaware corporation (the "Company"), and GOLDKING ENERGY HOLDINGS, LP, a Texas limited partnership, as the sole shareholder of the Company (the "Shareholder").

                                R E C I T A L S:

      A. The Shareholder desires to sell, and Purchaser desires to purchase, all of the issued and outstanding shares of capital stock of the Company for the consideration and on the terms set forth in this Agreement.

      B. The Purchaser, the Shareholder and the Company (the "Parties") desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

      In consideration of the recitals and the mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Sections referred to below:

      "AAA" has the meaning specified in Section 10.1.

      "Accounting Firm" has the meaning specified in Section 5.10(c).

      "Adjusted Consideration" means the Base Consideration as adjusted pursuant to Section 2.2(a).

      "Advisory Services Agreement" means the Advisory Services, Reimbursement and Indemnification Agreement between the Company and Natural Gas Partners, dated as of July 26, 2004.

      "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management, or otherwise through formal or informal arrangements or business relationships.

      "Affiliated Group" means any affiliated group within the meaning of
Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign Tax Law.

      "Aggregate Defect Threshold" has the meaning specified in Section 5.9(b).

      "Agreement" means this Stock Purchase and Sale Agreement, as amended, supplemented or modified from time to time.

      "Allocated Values" means the allocation of values for certain Assets of the Company shown on Schedule 1.1.

      "Ancillary Agreements" means those letters of credit, escrow accounts, bonds and other similar agreements or arrangements that have been obtained by or on behalf of the Company or the Subsidiary for the benefit of Third Parties pursuant to the terms of the Leases or other agreements to which the Company or the Subsidiary is a party and which may terminate upon the Closing, including, without limitation, those letters of credit, escrow accounts, bonds and other similar agreements or arrangements described on Schedule 3.2(d). Ancillary Agreements shall not constitute nor be included within the definitions of "Bank Credit Agreements", "Debt", or "Material Agreements" as used in this Agreement.

      "Arbitration Notice" has the meaning specified in Section 10.3.

      "Arbitration Proceeding" has the meaning specified in Section 10.1.

      "Assets" means the Oil and Gas Interests of the Company and the Subsidiary, together with the other real and personal property reflected in the Financial Statements, the Material Agreements, and all other assets and properties owned by the Company or the Subsidiary (including without limitation, the Seismic Licenses).

      "Bank Credit Agreement(s)" means, collectively, the Credit Agreement and the Second Lien Term Loan Agreement.

      "Base Consideration" has the meaning specified in Section 2.2(a).

      "Cash Portion" has the meaning specified in Section 2.2(a).

      "Casualty Event" means any fire, explosion, earthquake, act of the public enemy, act of God, or other event or occurrence that results in damage to or the destruction of an Asset.

      "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

      "Claims", for purposes of this Agreement, means, whether arising out of this Agreement or otherwise, any and all claims, demands, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, actions (whether judicial, administrative, or arbitrational), causes of action and suits.

      "Closing" means the closing and consummation of the transactions contemplated by this Agreement.


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

      "Closing Date" means the date on which the Closing occurs.

      "Closing Date Statement" shall have the meaning set forth in Section 5.10(a).

      "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985, as amended, as contained in Section 4980B of the Code.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the Securities and Exchange Commission or any successor Governmental Authority.

      "Company" has the meaning set forth in the introductory paragraph of this Agreement.

      "Company Benefit Policy" has the meaning specified in Section 3.8(a).

      "Company Certificate" means a certificate representing shares of the Company Common Stock.

      "Company Common Stock" means the issued and outstanding common stock, par value $0.01 per share, of the Company.

      "Company Employee(s)" has the meaning specified in Section 3.7.

      "Company Employee Benefit Plans" has the meaning specified in Section 3.8(a).

      "Company Permits" has the meaning specified in Section 3.12.

      "Company Representative" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors) or other representative of the Company or the Subsidiary.

      "Confidentiality Agreement" means the letter agreement dated October 19, 2006, between the Company and Purchaser relating to the Company's furnishing of information to Purchaser in connection with Purchaser's evaluation of a possible transaction between the Company and Purchaser.

      "Confidentiality and Non-Compete Agreements" means the Confidentiality and Noncompete Agreements dated as of July 26, 2004, by and among the Shareholder, the Company and each of Leonard C. Tallerine, Jr., Patrick H. McGarey and Bruce
A. DeBartolo.

      "Consideration Shares" has the meaning specified in Section 2.2(a).

      "Consultant(s)" has the meaning specified in Section 5.9(a)(iii).

      "County" has the meaning specified in Section 10.1.


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

      "Credit Agreement" means that certain Credit Agreement, dated as of September 28, 2006, by and among Goldking Energy Corporation, predecessor in interest to the Subsidiary, as Borrower, and Bank of America, N.A., as Administrative Agent, and Union Bank of California, N.A., as Syndication Agent, as amended by that certain First Amendment to Credit Agreement, dated December 19, 2006, by and among the Subsidiary, as Borrower, the Company, as Parent, and Bank of America, N.A., as Administrative Agent, and Union Bank of California, N.A., as Syndication Agent.

      "Cure Period" has the meaning specified in Section 5.9(e).

      "Damages" means any and all liabilities, damages and losses, judgments, and all costs or expenses, including reasonable attorneys' and consultants' fees and other costs and expenses incurred in connection with the investigation and defense or settlement of same, incurred in respect of Third Party Claims or Claims between the Parties, but excluding special, incidental, indirect, consequential, punitive or exemplary damages (unless such amount is recovered from an indemnified Person pursuant to a claim by a Third Party).

      "Debt" means, for any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; provided, however, that the obligations evidenced by that certain Premium Finance Agreement, Disclosure Statement and Security Agreement, by and between the Company and MD Premium Finance Corporation evidencing total premium payments of $3,401,206.24, shall not be included in this definition of Debt; (c) all indebtedness of such Person on which interest charges are customarily paid or accrue; (d) the unreimbursed portion of all letters of credit issued for the account of such Person; (e) any obligation of such Person representing the deferred purchase price of property or services purchased by such Person other than trade payables incurred in the ordinary course of business and which are not past due in accordance with their terms; (f) any indebtedness, liability or obligation secured by a Lien on the assets of such Person whether or not such indebtedness, liability or obligation is otherwise non-recourse to such Person; (g) the present value of all obligations in respect of leases that are capitalized on the books and records of such Person; (h) liabilities with respect to payments received in consideration of Hydrocarbons yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment, forward sale, balancing, deferred production, or similar arrangement relating to the future delivery of Hydrocarbons produced from or allocable to the Oil and Gas Interests without receiving full payment therefor at or after the time of delivery created by such Person or for the creation of which such Person directly or indirectly received payment); and (i) all liability of such Person as a general partner or joint venturer for obligations of the nature described in clauses (a) through (h) preceding; provided, however, any agreement, contract, commitment or understanding evidencing or related to
(i) any Hedging Transaction or (ii) any Ancillary Agreement shall not constitute Debt.

      "Defensible Title" means (a) with respect to Leases and Lands, such title that (i) is evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction; (ii) entitles the Company to receive throughout the life of the applicable well, Unit, or Lease shown on Schedule 1.1, a share of the Hydrocarbons produced from such well, Unit, or Lease at least equal to the NRI shown on Schedule 1.1 for such well, Unit, or Lease, without reduction, suspension or termination, except for decreases where the Company is obligated to allow others to make up past underproduction, (iii) obligates the Company to bear, without increase throughout the life of such well, Unit, or Lease, a share of the costs and expenses of operations on and the development and maintenance of such well, Unit, or Lease no greater than the WI shown on Schedule 1.1 for such well, Unit, or Lease, except increases that result in at least a proportionate increase in the Company's NRI in such well, Unit, or Lease, and
(iv) except for Permitted Encumbrances, is free and clear of all Liens, and (b) with respect to all other Assets, such title that is good and defensible and, subject to the Permitted Encumbrances, is free and clear of all Liens.

      "Earnest Money" has the meaning specified in Section 2.6.

      "Environmental Defect" has the meaning specified in Section 5.9(a).

      "Environmental Law" means any Law relating to the environment, health, safety, Hazardous Material (including the use, handling, transportation, production, disposal, discharge or storage thereof), industrial hygiene, the environmental conditions on, under, or about any real property owned, leased or operated at any time by the Company or the Subsidiary, including soil, groundwater, and indoor and ambient air conditions or the reporting or remediation of environmental contamination, in each case as such Laws may be amended from time to time. Environmental Laws include, without limitation, the Clean Air Act, as amended (the "Clean Air Act"), the Federal Water Pollution Control Act, as amended (the "Clean Water Act"), the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Toxic Substances Control Act, as amended ("TSCA"), the Occupational Safety and Health Act, as amended ("OSHA"), the Hazardous Materials Transportation Act ("HMTA"), as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended ("FIFRA"), the Oil Pollution Act of 1990, as amended ("OPA"), the Texas Solid Waste Disposal Act, the applicable rules of the Railroad Commission of Texas relating to management or disposal of oilfield waste and any other Law whose purpose is to conserve or protect human health, the environment, wildlife or natural resources.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and the regulations promulgated by the United States Department of Labor thereunder.

      "ERISA Affiliate" means, with respect to the Company or the Subsidiary, any other Person that, together with the Company and/or the Subsidiary, would be treated as a single employer under Section 414 of the Code and relevant regulations promulgated by the United States Treasury Department.

      "Exchange Act" means the Exchange Act of 1934, as amended.

      "Excluded Assets" has the meaning specified in Section 2.7.

      "Excluded Damages" has the meaning specified in Section 9.2.

      "Expiration Date" means the date that is forty-five (45) days after the date of this Agreement, as such date may be extended by Purchaser pursuant to
Section 2.5 to a date that is no more than sixty (60) days after the date of this Agreement.

      "Financial Statements" means the consolidated balance sheets of the Company and the Subsidiary, as of December 31, 2006, and 2005, and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended December 31, 2006 and 2005 and the period from July 27, 2004 to December 31, 2004, as audited by Hein & Associates LLP, independent certified public accountants (the "Company's Auditors"), including in each case the notes thereto, together with the reports thereon of the Company's Auditors.

      "GAAP" means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor), applied on a basis consistent with basis on which the Financial Statements were prepared.

      "Governmental Authority" means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over any of the Parties or any of their respective properties or assets.

      "Hazardous Material" means (a) any "hazardous substance" and "pollutants and contaminants", as defined by CERCLA; (b) any "hazardous waste" as defined by RCRA; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any asbestos-containing materials in any form or condition; (e) any polychlorinated biphenyls in any form or condition; (f) "petroleum, including any fraction thereof" and "natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel" as those terms are used in CERCLA; (g) any air pollutant which is so designated by the U.S. Environmental Protection Agency as authorized by the Clean Air Act; and (h) any wastes regulated by applicable rules of the Railroad Commission of Texas. The term also includes naturally occurring radioactive material ("NORM") concentrated, disposed of, released or present on, resulting from, or in association with Hydrocarbon activities.

      "Hedging Transaction" means any futures, hedge, swap, collar, put, call, floor, cap, option or other contract of the Company or the Subsidiary that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, interest rates, currencies or securities.

      "Hydrocarbons" means oil, condensate, gas, casinghead gas, natural gas liquids, and other liquid or gaseous hydrocarbons.

      "Indemnified Persons" has the meaning specified in Section 5.6.

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      "Individual Environmental Defect Threshold" has the meaning specified in
Section 5.9(b).

      "Individual Title Defect Threshold" has the meaning specified in Section 5.9(b).

      "Interest Rate" means a rate of interest equal to ten percent (10%) per annum.

      "Lands" means the lands covered by the Leases or included in Units with which the Leases may have been pooled or unitized.

      "Law" means any constitution, common law, statute, code, ordinance, regulation, rule, injunction, judgment, order, decree, ruling, change or other official act of any Governmental Authority and "Laws" means all of the foregoing.

      "Leases" means the oil and gas leases, fee mineral interests, subleases, mineral servitudes, licenses, concessions, and other rights and interests described more particularly on the attached Exhibit A, whether developed or undeveloped, and the estates created thereby, as to all Lands and depths covered thereby or the applicable part or portion thereof if specifically limited as to depth or geographic extent on Exhibit A, subject to the terms, conditions, covenants, and obligations set forth in the Leases.

      "Lien" means any lien, mortgage, deed of trust, security interest, pledge, deposit, restriction, burden, encumbrance, right of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto, but does not include any production payment obligation.

      "Master Service Agreements" means any agreement, contract, commitment or understanding described or referred to in Schedule 3.5 (Part II).

      "Material Adverse Effect" means (a) when used with respect to the Company and the Subsidiary, a result or consequence that would materially adversely affect the financial condition, results of operations or business of the Company and the Subsidiary, taken as a whole, or the aggregate value of the Assets, would materially impair the ability of the Company or the Subsidiary to own, hold, develop and operate the Assets, or would impair the ability of the Company or the Subsidiary to perform its obligations hereunder or consummate the transactions contemplated hereby or prevent or materially delay the performance of this Agreement, excluding, however, changes resulting from commodity price movements, normal oilfield operating, drilling and producing occurrences or changes resulting from general economic conditions that may impact the energy industry as a whole, and (b) when used with respect to Purchaser, a result or consequence that would materially adversely affect its ability to perform its obligations hereunder or consummate the transactions contemplated hereby or prevent or materially delay the performance of this Agreement, excluding, however, changes resulting from commodity price movements, normal oilfield operating, drilling and producing occurrences or changes resulting from general economic conditions that may impact the energy industry as a whole.

      "Material Agreement" means, with respect to any Person, any of the following agreements, contracts, commitments, or understandings to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject (other than oil, gas and mineral leases and oil and gas leases): (a) all exploration agreements; farmin, farmout, and participation agreements; dry hole, acreage contribution, and bottom hole agreements; partnership, joint venture, and similar agreements; operating agreements; acquisition agreements; area of interest agreements; pooling, unitization, and communitization agreements; and (b) except to the extent terminable by the Shareholder, the Company or the Subsidiary without penalty on notice of sixty (60) days or less, any agreements that involve the expenditure of more than, or the collection of revenue of more than, $25,000 on average per month, including, without limitation: Hydrocarbon purchase, sale, exchange, gathering, storage, transportation, and marketing agreements; balancing agreements; processing, fractionation, compression, condensate removal and handling, dehydration, treatment, and separation agreements; saltwater, water, and waste injection and disposal agreements; options; service agreements; communications, facilities, computer, software, and equipment leases and licenses, to the extent transferable; futures contracts, derivatives agreements, other risk management agreements, and insurance policies, to the extent transferable; provided, however, that any agreement, contract, commitment or understanding evidencing or related to any Hedging Transaction, or any Debt of the Company or the Subsidiary, or that constitutes an Ancillary Agreement, Lease, Master Service Agreement, or Seismic License, shall not constitute a Material Agreement.

      "Natural Gas Partners" means Natural Gas Partners VII, L.P., a Delaware limited partnership.

      "NRI" means the fractional interest in Hydrocarbons produced from or allocated to a well, Unit, or Lease that the Company is entitled to receive (including any royalties or overriding royalties that the Company owns), after deduction of all royalties, overriding royalties, production payments, carried interests, reversionary interests, and other burdens upon and payments out of production that burden the Company's or the Subsidiary's interest.

      "Oil and Gas Interest(s)" means (a) the undivided interests specified in Exhibit A, together with any and all other rights, titles, and interests of the Company and/or the Subsidiary (including, in each case, working interests, record title interests, interests in operating rights, farm-out or farm-in rights, rights under joint operating agreements, royalty interests, overriding royalty interests, carried interests, production payments, net profits interests, reversionary rights, reservations, possibilities of reverter, conversion rights and options, and any and all other direct and indirect interests in and rights with respect to Hydrocarbons of any kind and nature) in, to, under, or derived from the Leases and Lands; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues produced therefrom or allocable thereto and contracts in connection therewith and claims and rights thereto (including unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case interests thereunder); (c) surface interests, fee interests, easements, rights of way, licenses, permits, surface leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d) interests in equipment and machinery, including Hydrocarbon wells, injection wells, disposal wells, well equipment and machinery, oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property, equipment, and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) subject to any applicable confidentiality or similar agreements, and to the extent the Company or the Subsidiary owns or has access to, maps, logs, geological, geophysical, reserve engineering, and other scientific and technical information, reports, and data (including, without limitation, conventional and 3-D seismic data) that relate to the items listed in this definition and are proprietary to the Company or the Subsidiary, but excluding any interests in and rights under the Seismic Licenses.

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      "Parties" has the meaning set forth in the second Recital of this
Agreement.

      "Permitted Encumbrances" means (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation and maintenance of Hydrocarbon properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation (other than ERISA) which would not, individually or in the aggregate, result in a Material Adverse Effect on the Company; (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, Leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature; (e) easements, rights-of-way, surface leases, licenses, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property not materially impairing the value of the Assets or interfering with the ordinary conduct of the business of the Company or the Subsidiary or rights to any of the Assets; (f) Liens created or arising by operation of Law to secure a Party's obligations as a purchaser of oil and gas; (g) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities to the extent customarily obtained subsequent to the Closing; (h) farmin, farmout, carried working interest, joint operating, pooling, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, Hydrocarbon properties entered into in the ordinary course of business, provided the effect thereof does not operate to reduce the NRI of the Company or the Subsidiary for any well, Unit or Lease below the NRI set forth in Schedule 1.1 for such well, Unit or Lease or increase the WI of the Company or the Subsidiary for any well, Unit or Lease above the WI set forth in Schedule 1.1 for such well, Unit or Lease (unless there is a corresponding increase in the NRI for such well, Unit or Lease); (i) any defects, irregularities or deficiencies in title to the Oil and Gas Interests which (A) do not operate to reduce the NRI of the Company or the Subsidiary for any well, Unit or Lease below the NRI set forth in Schedule 1.1 for such well, Unit or Lease or increase the WI of the Company or the Subsidiary for any well, Unit or Lease above the WI set forth in
Schedule 1.1 for such well, Unit or Lease (unless there is a corresponding increase in the NRI for such well, Unit or Lease) and (B) do not materially impair the ownership, operation, use, or value of the Assets or interfere with the ordinary conduct of the business of the Company or the Subsidiary or rights to any of the Assets; (j) preferential rights to purchase and Third-Party Consents (A) the operation of which is not triggered or which are otherwise not applicable to the transaction contemplated hereby or (B) with respect to which waivers or consents have been obtained from the appropriate Persons or the appropriate time period for asserting the right has expired without an exercise of the rights, in each case, prior to the Closing; (k) valid, subsisting and applicable Laws, provided the effect thereof does not operate to reduce the NRI of the Company or the Subsidiary for any well, Unit or Lease below the NRI set forth in Schedule 1.1 for such well, Unit or Lease or increase the WI of the Company or the Subsidiary for any well, Unit or Lease above the WI set forth in
Schedule 1.1 for such well, Unit or Lease (unless there is a corresponding increase in the NRI for such well, Unit or Lease); and (l) with respect to those Oil and Gas Interests acquired by the Company or the Subsidiary from Hilcorp Energy II, L.P., Hilcorp Energy I, L.P., and Hilcorp Energy IV, L.P., defects or irregularities in title which for the five (5) year period preceding the date of the Agreement have not delayed or prevented the Company or the Subsidiary (or its predecessor, if owned by the Company or the Subsidiary less than five (5) years) from receiving its NRI share of the proceeds of production or caused it to bear a share of expenses and costs greater than its WI share from any well, Unit or Lease.

      "Person" (whether or not capitalized) means any natural person, corporation, limited or general partnership, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

      "Purchaser" has the meaning set forth in the introductory paragraph of this Agreement.

      "Purchaser Confidential Information" means any information concerning the businesses and affairs of Purchaser and its Subsidiaries that is not already generally available to the public.

      "Purchaser Representative" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors), Affiliate or other representative of Purchaser or its Subsidiaries.

      "Records" shall mean all files, records (including, without limitation, minute books and other corporate records, land and title records, plats, surveys, abstracts of title, title insurance policies, title opinions, and title curative, lease, contract, division order, marketing, correspondence, operations, environmental, insurance, production, accounting, tax, regulatory, and facility and well records and files) of the Company and the Subsidiary.

      "Registration Rights Agreement" means the Registration Rights Agreement between Shareholder and Purchaser substantially in the form attached hereto as Exhibit B.

      "Reimbursement Agreement" means that certain Reimbursement Agreement, dated July 26, 2004, by and among Goldking Holding Corporation, a Delaware corporation and predecessor in interest to the Company, and Natural Gas Partners.

      "Responsible Officer" means, with respect to any entity, President, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or any Vice President of such entity.

      "Second Lien Term Loan Agreement" means, that certain Second Lien Term Loan Agreement, dated as of December 19, 2006, by and among the Subsidiary, as Borrower, the Company, as Parent Guarantor, and Bank of America, N.A., as Administrative Agent, and the institutions listed therein, as Lenders.

      "Securities Act" means the Securities Act of 1933, as amended.

      "SEC Reports" has the meaning specified in Section 4.11.

      "Seismic Licenses" has the meaning set forth in Section 3.29.

      "Shareholder" has the meaning specified in the introductory paragraph of this Agreement.

      "Subscription and Contribution Agreement" means that certain Subscription and Contribution Agreement, dated July 26, 2004, by and among the Shareholder, Natural Gas Partners, and other related parties as further described therein.

      "Subsidiary" has the meaning specified in Section 3.2(a).

      "Subsidiary Common Stock" means the issued and outstanding common stock, no par value, of the Subsidiary.

      "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any foreign, federal, state, or local taxing authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

      "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, federal royalty, license, payroll, transaction, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and capital gains taxes or other charges, imposed, assessed, or collected by a foreign, federal, state or local taxing authority, including any interest, penalties or additions thereto, whether disputed or not, and penalties for the failure to file any Tax Return or report and including any such taxes, levies, assessments, customs, duties, imposts, charges or fees payable pursuant to any tax-sharing agreement or other contract relating to the sharing or payment of any such tax, levy, assessment, custom, duty, impost, charge, or fee.

      "Third Party" means any Person who or which is not a party to this Agreement or who or which is not an Affiliate of any party to this Agreement.

      "Third Party Consent" means the consent or approval of any Person other than the Company, Purchaser or any Governmental Authority.

      "Title Defect" has the meaning specified in Section 5.9(a).

      "2006 Year End Audited Balance Sheet" means the audited consolidated balance sheet of the Company and the Subsidiary as at December 31, 2006, included in the Financial Statements.

      "Units" means all unitization, communitization and pooling agreements and orders covering the Lands and/or the Leases, or any portion thereof, and the pooled, unitized, and/or communitized areas created thereby.

      "Voting and Transfer Restriction Agreement" means that certain Voting and Transfer Restriction Agreement, dated July 26, 2004, by and among the Shareholder, Natural Gas Partners, and other related parties as further described therein.

      "WI" means the interest in a well, Unit, or Lease of the Company or the Subsidiary that is burdened with the obligation to bear a fractional share of the costs and expenses associated with the exploration, development and operation of such well, Unit, or Lease.

      Section 1.2 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Article," "this Section" and "this subsection," and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means including without limitation. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      As used in the representations and warranties contained in this Agreement, the phrases "knowledge", "to the knowledge", and similar expressions, when used with respect to the representing Party, shall mean that Responsible Officers of such representing Party, individually or collectively, either (a) have actual knowledge that the matter being represented and warranted is true and accurate or (b) have no reason to believe that the matter being represented and warranted is not true and accurate.

                                  ARTICLE II.
               SALE AND TRANSFER OF COMPANY COMMON STOCK; CLOSING

      Section 2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Shareholder will sell and transfer the Company Common Stock to Purchaser, and Purchaser will purchase the Company Common Stock from the Shareholder.

      Section 2.2 Consideration.

      (a) Base Consideration. The base consideration (the "Base Consideration") for all of the Company Common Stock shall be THREE HUNDRED TWENTY MILLION, FIVE HUNDRED THOUSAND DOLLARS ($320,500,000.00). The Base Consideration shall be payable as follows: (i) THREE HUNDRED TWO MILLION, FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($302,500,000.00) in cash (the "Cash Portion"), plus or minus the adjustments provided for in Section 2.2(b), and (ii) 10,055,866 shares of Purchaser's common stock, par value $0.001 per share (the "Consideration Shares"), having a value equal to EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00). The Base Consideration, plus or minus the adjustments to the Cash Portion provided for in Section 2.2(b), shall be referred to herein as the "Adjusted Consideration."

      (b) Adjustments to the Cash Portion. The Cash Portion payable at the time of the Closing shall be calculated as the Cash Portion:

            (i) increased by the amount of any additional Debt incurred by the Company or the Subsidiary during the period between the execution of this Agreement and the Closing Date in accordance with the Bank Credit Agreement with respect to the Oil and Gas Interests, up to but not to exceed $8,000,000.00;

            (ii) increased by any amount received prior to the Closing by the Shareholder, the Company, and/or the Subsidiary from EnerVest Energy, L.P., in connection with an acquisition by the Shareholder from EnerVest Energy, L.P., prior to the Closing;

            (iii) increased by the amount of interest (if any) accrued on the Base Consideration pursuant to Section 2.5; and

            (iv) reduced by the amounts permitted under Section 5.9 in connection with uncured Title Defects and unremedied Environmental Defects.

      Section 2.3 No Further Ownership Rights in Company Common Stock. The Adjusted Consideration paid upon the surrender and exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Closing Date, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Closing Date.

      Section 2.4 Closing. The Closing shall take place on the Closing Date at 10:00 a.m., Central Standard Time, at the offices of Baker & Hostetler LLP, 1000 Louisiana, Suite 2000, Houston, Texas 77002, or at such other time and place as is agreed by Purchaser and Shareholder. At the Closing:

      (a) Shareholder shall deliver to Purchaser:

            (i) stock certificates representing all of the Company Common Stock endorsed in blank and the certificates referred to in Section 6.2(a) and Section 6.2(b);

            (ii) the releases and other documents described in Section 5.8;

            (iii) all consents, waivers, and approvals required to be obtained by Shareholder from Governmental Authorities and third Persons prior to the Closing, pursuant to Section 6.1(a) and Section 6.2(c);

            (iv) recordable releases and terminations covering all Liens on the Assets other than those Liens comprising Permitted Encumbrances;

            (v) evidence of the resignation or removal of all of the directors of the Company;

            (vi) an opinion, dated the Closing Date, of Baker & Hostetler LLP, counsel for Shareholder, that addresses the matters set forth in Exhibit E, and that is otherwise in form and substance satisfactory to Purchaser; and

            (vii) the Registration Rights Agreement.

      (b) Purchaser shall deliver to Shareholder:

            (i) the Adjusted Consideration, payable as follows: (A) the Cash Portion, adjusted as provided in Section 2.2(b) as reflected in the Closing Date Statement, by wire transfer of immediately available U.S. Funds to an account or accounts designated by Shareholder in writing to Purchaser; and (B) stock certificates evidencing the Consideration Shares;

            (ii) the certificates referred to in Section 6.3(a) and Section 6.3(b);

            (iii) opinions, dated the Closing Date, of Eaton & VanWinkle LLP and Jackson Walker L.L.P., counsel for Purchaser, that address the matters set forth in Exhibit F, and that are otherwise in form and substance satisfactory to Shareholder;

            (iv) if requested by Shareholder pursuant to Section 7.4, the Sublease Agreement; and

            (v) the Registration Rights Agreement.

      Section 2.5 Extension of Expiration Date. At any time on or prior to the date that is forty (40) days after the date of this Agreement, Purchaser may, by written notice to the Shareholder and the Company, elect to extend the Expiration Date to a date that is no more than sixty (60) days after the date of this Agreement. The Cash Portion payable at the Closing shall be increased by an amount equal to interest accrued at the Interest Rate on the total Base Consideration, as adjusted pursuant to Sections 2.2(b)(i), 2.2(b)(ii), and 2.2(b)(iv), for each day after the date that is forty-five (45) days after the date of this Agreement through and including the Closing Date.

      Section 2.6 Earnest Money. Contemporaneously with the execution of this Agreement, Purchaser has deposited Fifteen Million U.S. Dollars ($15,000,000) (the "Earnest Money") with Shareholder by wire transfer of immediately U.S. available funds to the account or accounts designated by the Shareholder in writing to Purchaser. Shareholder shall invest the Earnest Money in (a) a Regions Bank money market account, (b) a trust account with Regions Bank or (c) a money market mutual fund. The Earnest Money shall earn interest in an amount specified for the account or fund in which it is invested. In the event the Closing occurs, the Earnest Money, plus accrued interest, shall be credited against the Cash Portion. In the event this Agreement is terminated prior to Closing, the Earnest Money shall be distributed pursuant to Section 8.2.

      Section 2.7 Excluded Assets. For purposes of this Agreement, the "Excluded Assets" shall consist of (i) the Assets of the Company and the Subsidiary and property owned by Leonard C. Tallerine, Jr. described more particularly on
Schedule 2.7, and (ii) ownership of and the right to use the name "Goldking Energy Corporation," "Goldking Operating Company," or any other variant of the name "Goldking," including, without limitation, all trademarks, logos, and internet domain rights related thereto. The Excluded Assets will be, prior to the Closing, distributed or assigned by the Company or the Subsidiary to the Shareholder or otherwise transferred to its nominee(s) and shall not constitute a part of the Assets. If any of the Excluded Assets have not been distributed or assigned prior to the Closing, then Purchaser shall cause any such Excluded Assets to be distributed or assigned to the Shareholder or its nominee(s) after the Closing. None of the representations or warranties of the Shareholder or the Company set forth in this Agreement, nor any of the other provisions of this Agreement, shall be applicable to the Excluded Assets.

      Section 2.8 Unregistered Shares; Legends: Registration. The Consideration Shares to be issued to Shareholder as contemplated in Section 2.2(a) will not be registered under the Securities Act or registered or qualified for sale under any state securities Law and cannot be resold without registration or an exemption under the Securities Act. Such shares will therefore be "restricted securities" as defined in Rule 144 under the Securities Act. Each certificate representing the Purchaser Common Stock shall bear a restrictive legend referencing the Securities Act. At the Closing, Shareholder and Purchaser will execute the Registration Rights Agreement relating to the Consideration Shares.

      Section 2.9 Taking of Necessary Action; Further Action. Shareholder and Purchaser shall use all commercially reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Closing as promptly as commercially practicable. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, all of the Parties shall use all commercially reasonable efforts to take all such lawful and necessary action.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                       OF THE SHAREHOLDERS AND THE COMPANY

      Shareholder hereby represents and warrants to Purchaser as follows:

      Section 3.1 Shareholder Representations.

      (a) Organization. Shareholder is a limited partnership duly organized and validly existing under the Laws of the State of Texas. The general partner of Shareholder is GEH GP, L.L.C., a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Texas. Shareholder has all requisite power and authority to own and operate its property and assets and to carry on its business as now conducted.

      (b) Authority and Enforceability. Shareholder has full capacity, power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action on the part of Shareholder, if applicable, and no other partnership proceedings or action on the part of Shareholder are necessary to authorize the execution or delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and (assuming that this Agreement constitutes a valid and binding obligation of Purchaser) constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

      (c) No Violations. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance by Shareholder with the provisions hereof will not, conflict with, result in any violation of or default under, or result in the creation of any Lien on any of the properties or assets of Shareholder under any provision of (i) its partnership agreement, certificate of limited partnership, or other organizational documents, (ii) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(e) are duly and timely obtained or made, any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license, or Material Agreement to which Shareholder is a party or by which Shareholder is bound, or (iii) any judgment, order, decree, or Law applicable to Shareholder or its respective properties or assets.

      (d) Title to Shares. Shareholder is (and at the Closing will be) the sole record and beneficial owner of, and upon consummation of the transactions contemplated hereby, Purchaser will acquire valid and marketable title to, all of the Company Common Stock then issued and outstanding, free and clear of all Liens, equities, proxies, options, or restrictions, other than (i) those that may arise by virtue of any actions taken by or on behalf of Purchaser or its Affiliates or (ii) restrictions on transfer that may be imposed by federal or state securities Laws.

      (e) Litigation. Except as set forth on Schedule 3.1(e), there is no Claim by any Person or Governmental Authority (including, without limitation, expropriation or forfeiture proceedings), and no legal, administrative, or arbitration proceeding pending or, to Shareholder's knowledge, threatened against Shareholder or any of its property, or to which Shareholder is a party, that reasonably may be expected to affect or impair in any material respect the ability of Shareholder to consummate the transactions contemplated in this Agreement.

      (f) Governmental Approvals. Except for approvals by Governmental Authorities customarily obtained after the Closing, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority is required to authorize, or is otherwise required by any Governmental Authority in connection with, the valid execution and delivery by Shareholder of this Agreement, the transfer of the Company Common Stock to Purchaser, or the performance by Shareholder of its other obligations hereunder.

      (g) No Insolvency. There are no bankruptcy, insolvency, reorganization, or arrangement proceedings pending, or to Shareholder's knowledge, threatened against Shareholder or any Affiliate that controls Shareholder.

      Section 3.2 Organization and Authority of the Company.

      (a) Organization of Company. The Company (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (iii) is duly qualified to do business as a foreign corporation, and is in good standing, under the Laws of the State of Texas and in each other jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except for any such other jurisdiction where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company). Copies of the articles of incorporation and by-laws of the Company have heretofore been delivered to Purchaser, and such copies are accurate and complete as of the date hereof. The Company is the sole shareholder of Goldking Operating Company, a Texas corporation (the "Subsidiary"). There are no other subsidiaries of the Company besides the Subsidiary.

      (b) Organization of Subsidiary. The Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas, (ii) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and
(iii) is duly qualified to do business as a foreign corporation in, and is in good standing under, the Laws of the State of Louisiana and in each other jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except for any such other jurisdiction where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Subsidiary). Copies of the governing documents of the Subsidiary have heretofore been delivered to Purchaser, and such copies are accurate and complete as of the date hereof. There are no subsidiaries of the Subsidiary.

      (c) Authority and Enforceability. The Company has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including approval by the board of directors and sole shareholder of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming that this Agreement constitutes a valid and binding obligation of Purchaser) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (d) No Violations. Except as set forth on in Schedule 3.2(d), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien on any of the properties or assets of the Company or the Subsidiary under, any provision of: (i) the articles of incorporation, by-laws or other organizational documents of the Company or the Subsidiary; (ii) assuming the consents, approvals, authorizations, permits, filings and notifications referred to in Section 3.2(e) are duly and timely obtained or made, any loan or credit agreement, note, bond, mortgage, indenture, lease (including Leases), permit, concession, franchise, license or Material Agreement applicable to the Company or the Subsidiary; or
(iii) any Law applicable to the Company, the Subsidiary, or its respective properties or assets other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Subsidiary.

      (e) Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) approvals by Governmental Authorities customarily obtained after the Closing, and (ii) such filings and approvals as may be required by any securities Law. Except as set forth in Schedule 3.2(e), no Third Party Consent is required by or with respect to the Company or the Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for (x) any consents, approvals or payments required under the Seismic Licenses, (y) any consents, or approvals or payments required under any agreement, contract, commitment or understanding that is not a Material Agreement, and (z) any consent, approval, waiver or payment required by the terms of the Bank Credit Agreement.

      Section 3.3 Financial Statements.

      (a) Attached hereto as Exhibit G is a copy of the Financial Statements. The Financial Statements (i) were prepared in accordance with GAAP, (ii) fairly present, in all material respects, the consolidated financial condition and the results of operations, changes in shareholders' equity, and cash flows of the Company and the Subsidiary as at the respective dates of and for the periods referred to in the Financial Statements, (iii) reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements, and (iv) have been prepared from and are in accordance with the accounting records of the Company and the Subsidiary. Shareholder has also delivered to Purchaser copies of all letters from the Company's Auditors to the boards of directors or the audit committees of, respectively, Shareholder, the Company, or the Subsidiary during the thirty six (36) months preceding the execution of this Agreement, together with copies of all responses thereto.

      (b) Schedule 3.3(b) contains a complete and accurate list of all accounts receivable of the Company and the Subsidiary as of February 28, 2007.

      (c) Except as set forth on Schedule 3.3(c), since December 31, 2006, (i) there has not occurred (A) any Casualty Event (whether or not covered by insurance) that has resulted, or may reasonably be expected to result, in Damages in excess of $1,000,000, or (B) any other adverse change in the physical operating condition of the Assets or the financial condition, operations, or business of the Company or the Subsidiary that has had, or may reasonably be expected to have, a Material Adverse Effect on the Company or the Subsidiary.

      (d) To the knowledge of the Shareholder and the Company, neither the Company nor the Subsidiary has any liabilities of any kind that would have been required to be reflected in, reserved against or otherwise described on the 2006 Year End Balance Sheet or in the notes thereto in accordance with GAAP and were not so reflected, reserved against or described, other than (i) liabilities incurred in the ordinary course of business after December 31, 2006, (ii) liabilities incurred in connection with the transactions contemplated hereby and
(iii) liabilities that would not have a Material Adverse Effect on the Company or the Subsidiary.

      Section 3.4 Capital Structure.

      (a) The authorized capital stock of the Company consists of 10 shares of the Company Common Stock, par value $0.10 per share. The authorized capital stock of the Subsidiary consists of one million (1,000,000) shares of the Subsidiary Common Stock, no par value per share.

      (b) There are, as of the date of this Agreement, issued and outstanding 10 shares of Company Common Stock and one thousand (1,000) shares of Subsidiary Common Stock. No shares of Company Common Stock are held by the Company as treasury stock, and no shares of Subsidiary Common Stock are held by the Subsidiary as treasury stock.

      (c) Except as set forth in or pursuant to Section 3.4(b), there are issued and outstanding (i) no shares of capital stock or other voting securities of the Company or the Subsidiary, (ii) no securities of the Company, the Subsidiary, or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company or the Subsidiary, (iii) no equity equivalents, interests in the ownership or earnings of the Company or the Subsidiary, or (iv) no subscriptions, options, warrants, calls, rights, commitments, understandings or agreements to which the Company or the Subsidiary is a party or by which it is bound obligating the Company or the Subsidiary to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of the Company or the Subsidiary (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company or the Subsidiary) or obligating the Company or the Subsidiary to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement, or otherwise relating in any way to the sale, assignment, transfer, encumbrance, or delivery of the Company Common Stock or the Subsidiary Common Stock.

      (d) All outstanding shares of Company Common Stock and Subsidiary Common Stock are duly authorized and validly issued, fully paid and non-assessable and not subject to any preemptive right.

      (e) Except as set forth in Schedule 3.4(e), at the Closing, there will be no shareholder agreement, voting trust or other agreement or understanding to which the Company or the Subsidiary is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company or the Subsidiary.

      (f) There are no outstanding stock appreciations, phantom stock, profit participation, or similar rights with respect to the Company or the Subsidiary.

      (g) All accrued dividends on the Company Common Stock and the Subsidiary Common Stock, if any, whether or not declared, have been paid.

      Section 3.5 Material Agreements. Schedule 3.5 contains a complete list of the Material Agreements to which either the Company or the Subsidiary is a party (other than this Agreement and related agreements) or by which the Company, the Subsidiary, or the Assets are bound, including all amendments and modifications thereto. The Company has made available to Purchaser or provided Purchaser with a true and correct copy of all such Material Agreements, including all amendments and modifications thereof. With respect to the Material Agreements:
(i) to the knowledge of Shareholder and the Company, all Material Agreements are in effect and have not expired or been terminated; (ii) to the knowledge of the Shareholder and the Company, neither the Company nor the Subsidiary is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by the Company or the Subsidiary, with respect to the terms of any Material Agreement; (iii) to the knowledge of Shareholder and the Company, no other party is in material breach or material default with respect to the terms of any Material Agreement; and (iv) neither the Company or the Subsidiary nor, to the knowledge of Shareholder and the Company, any other party to any Material Agreement has given written notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Material Agreement or any provision thereof.

      Section 3.6 Outstanding Debt. The Financial Statements and Schedule 3.6 together provide a complete and accurate description of all Debt and guaranties of Debt of the Company and the Subsidiary outstanding as of the date thereof.

      Section 3.7 Employment Matters. Schedule 3.7 contains a complete and accurate list of all officers and employees of the Company and the Subsidiary, directly or by contract, as applicable (the "Company Employees"), the job title of each Company Employee, his or her assigned work location, date of hire , monthly salary or hourly wage rate(as applicable and in effect as of December 31, 2005 and December 31, 2006 ), most recent federal Form W-2, and a list indicating any increases in cash compensation which have occurred or are scheduled to occur after December 31, 2006. There are no material changes in the cash compensation payable to the Company Employees for calendar years 2007 and 2008 that are not reflected on Schedule 3.7. Except as set forth in Schedule 3.7, neither the Company nor the Subsidiary is a party to or obligated under any consulting, employment, severance, termination or similar agreement with respect to any of the Company Employees, or any deferred compensation, incentive, bonus, profit sharing, pension, stock option, stock purchase or similar plan or other arrangement or other fringe benefit plan entered into or maintained for the benefit of the Company Employees, which agreement, plan, or arrangement will extend beyond or obligate the Company or the Subsidiary after the Closing. The Company is in material compliance with all Laws pertaining to the Company Employees, , including all such Laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection, withholding and remittance of payroll and other employment-based Taxes. To the knowledge of Shareholder, the Company and the Subsidiary, there is no event, fact, or circumstance arising out of or relating in any way to any employment relationship between the Company or the Subsidiary and any Company Employee that may reasonably be expected to result in a cause of action against the Company or the Subsidiary. Neither the Company nor the Subsidiary has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No Company Employees are represented by any union, labor organization or collective bargaining unit. To the knowledge of Shareholder, the Company and the Subsidiary, none of the Company Employees has declared an intention or taken any actions to organize, join, or affiliate with, any union or labor organization. To the knowledge of Shareholder, the Company and the Subsidiary, all Company Employees are citizens of, or are otherwise authorized to be employed in, the United States.

      Section 3.8 Employee Benefit Plans.

      (a) Schedule 3.8 sets forth a complete and accurate list of (i) all those "employee benefit plans," as defined in Section 3(3) of ERISA, sponsored or maintained as of the date of this Agreement by the Company or the Subsidiary, or to which either the Company or the Subsidiary has an obligation to contribute (each, a "Company Employee Benefit Plan"; and together, the "Company Employee Benefit Plans"), and (ii) all those policies or programs, sponsored or maintained by the Company or the Subsidiary but not involving a Company Employee Benefit Plan, which provide for the payment or provision of severance, sick leave, vacation pay, short term disability and/or salary continuation, deferred compensation, stock options, stock purchase rights, educational assistance or scholarships (each, a "Company Benefit Policy"; and together, the "Company Benefit Policies"). Prior to the execution of this Agreement, Shareholder has caused the Company to deliver to Purchaser complete and accurate copies of: (i) all documents that set forth the terms of each Company Employee Benefit Plan and any related trust, and with respect to any such Company Employee Benefit Plan that is intended to constitute a "qualified plan" within the meaning of Section 401(a) of the Code, the most recent determination letter for each such Plan;
(ii) all documents that set forth the terms of each Company Benefit Policy;
(iii) any and all contracts with Third Party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Company Employee Benefit Plan and all insurance policies purchased by or to provide benefits under any Company Employee Benefit Plan; (iv) any and all reports submitted within the four (4) years preceding the date of this Agreement by Third Party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Company Employee Benefit Plan; and (v) the Form 5500s filed in each of the most recent three (3) plan years with respect to each Company Employee Benefit Plan (to the extent not exempt by regulation from such filing(s)), including all schedules thereto and the opinions of independent accountants (where applicable). Except for the Company Employee Benefit Plans and the Company Benefit Policies, neither the Company nor the Subsidiary maintains, or has any fixed or contingent liability with respect to, any employee benefit, pension, or other compensation plan.

      (b) To the knowledge of the Shareholder and the Company, except as set forth on Schedule 3.8 hereto, each of the Company, the Subsidiary, and each Company Employee Benefit Plan is in full compliance with ERISA, the Code, and other applicable Laws (as relevant). With respect to each Company Employee Benefit Plan and Each Company Benefit Policy, there exists no condition or set of circumstances that could reasonably be expected to result in liability which is reasonably likely to have a Material Adverse Effect on the Company or the Subsidiary under ERISA, the Code, or any other applicable Law. All filings required by ERISA and the Code as to each Company Employee Benefit Plan and each Company Benefit Policy have been timely filed, and all notices and disclosures to participants and beneficiaries required by either ERISA or the Code have been timely provided.

      (c) To the knowledge of the Shareholder and the Company, (i) each Company Employee Benefit Plan that constitutes a "qualified plan" under Section 401(a) of the Code is qualified in form and operation under Section 401(a), (ii) where relevant, each trust for each such Company Employee Benefit Plan is exempt from federal income tax under Section 501(a) of the Code, and (iii) no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax exempt status of any such Company Employee Benefit Plan or trust.

      (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment becoming due to any employee or group of employees of the Company, which payment will not be made at or prior to the Closing. Except as set forth on Schedule 3.8 hereto, each Company Employee Benefit Plan and each Company Benefit Policy can be terminated within thirty (30) days without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Company Employee Benefit Plan or Company Benefit Policy.

      (e) To the knowledge of Shareholder, the Company and the Subsidiary, (i) all contributions and payments made or accrued with respect to each Company Employee Benefit Plan and each Company Benefit Policy are deductible (as relevant) under Section 162 and Section 404 of the Code, (ii) no amount, or any asset of any Company Employee Benefit Plan, is subject to the tax imposed on unrelated business income, and (iii) no payment that is due or may become due to any director, officer, employee or agent of the Company or the Subsidiary will be non-deductible to the Company or the Subsidiary (as applicable) under Section 280G of the Code or will cause the Company or the Subsidiary to have an obligation to make any "gross up" or other compensating payments to any recipient of any payment.

      (f) Neither the Company nor the Subsidiary sponsors, maintains or contributes to, or has any obligation to maintain or contribute to, any employee welfare benefit plan or similar arrangement which provides retiree medical benefits or continuing coverage to or for any employee or former employee, or any dependent of any such employee or former employee, following the termination of Company or Subsidiary employment by any such employee or former employee, except as may be required by the continuation coverage provisions set forth in
Part 6 of Title I of ERISA (relating to the COBRA continuation coverage Laws).

      (g) Except as set forth on Schedule 3.8 hereto, neither the Company nor the Subsidiary, nor any ERISA Affiliate of the Company or the Subsidiary, sponsors, maintains, contributes to or participates in any "multi-employer pension plan," as defined in Section 3(37) of ERISA, any "defined benefit plan," as defined in Section 414(l) of the Code, or any "multiple employer welfare arrangement," within the meaning of Section 3(40)(A) of ERISA, or any other employee pension benefit plan subject to Title IV of ERISA.

      Section 3.9 Company Litigation. Except as set forth in Schedule 3.9, (a) no litigation, arbitration, investigation or other proceeding is pending or, to the knowledge of Shareholder and the Company, threatened against the Company, the Subsidiary or any of the Assets before any court, arbitrator, or Governmental Agency; and (b) neither the Company nor the Subsidiary is subject to any outstanding injunction, judgment, order, decree or ruling (other than routine oil and gas field regulatory orders). There is no litigation, proceeding or investigation pending or, to the knowledge of Shareholder and the Company, threatened against or affecting the Company or the Subsidiary that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by the Company in connection with the transactions contemplated hereby.

      Section 3.10 Taxes and Tax Returns.

      (a) The Company and/or the Subsidiary have filed all material Tax Returns that it was required to file under applicable Laws. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by Company and/or the Subsidiary (whether or not shown on any Tax Return) have been paid. Neither the Company nor the Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made in writing by a Governmental Authority in a jurisdiction in which the Company and the Subsidiary do not file a Tax Return that the Company or the Subsidiary is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the Assets.

      (b) The Company and/or the Subsidiary have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third Person.

      (c) Neither Shareholder nor any director or officer (or employee responsible for Tax matters) of the Company or the Subsidiary expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Schedule 3.10(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company and the Subsidiary for taxable periods ended on or after December 31, 2004, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. Shareholder has delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company and the Subsidiary filed or received since July 20, 2004. Except as set forth in Schedule 3.10(c), (i) no foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or the Subsidiary, and (ii) neither the Company nor the Subsidiary has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company and the Subsidiary have not filed Tax Returns) any (A) notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters, or (C) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any Subsidiary.

      (d) Neither the Company nor the Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      (e) Neither the Company nor the Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax Law), or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax Law). The Company and the Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither the Company nor the Subsidiary is a party to, or bound by, any Tax allocation or sharing agreement. Neither the Company nor the Subsidiary (x) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than the group the common parent of which is the Company) or (y) has never had any liability for the Taxes of any Person (other than the Company) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

      (f) Neither the Company nor the Subsidiary is a party to any contract or agreement that creates, for federal income Tax purposes, a partnership among the parties to such contract or agreement for which a partnership income Tax Return is required to be filed under the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code (other than a partnership for which an election is in effect pursuant to Section 761 of the Code and the Treasury Regulations thereunder to be excluded from such provisions).

      (g) Neither the Company nor the Subsidiary is a foreign person within the meaning of Section 1445(f)(3) of the Code.

      (h) Beginning with the calendar year ending December 31, 2004, and for each calendar year thereafter, neither the Company nor the Subsidiary has participated in a transaction required to be registered or disclosed to the Internal Revenue Service pursuant to Section 6111 of the Code or Section 1.6011-4 of the Treasury regulations, or for which lists are required to be maintained pursuant to Section 6112 of the Code.

      (i) Neither the Company nor the Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Effective Time; (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Effective Time; (iii) intercompany transaction or excess loss account described in Treasury regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Effective Time; or (v) prepaid amount received on or prior to the Effective Time.

      (j) Neither the Company nor the Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

      Section 3.11 Ownership of Assets. Except as set forth in Schedule 3.11, the Company and Subsidiary have Defensible Title to all of the Assets.

      Section 3.12 Compliance with Laws and Permits. Neither the Company nor the Subsidiary is in material violation of, or in default in any respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under: (a) its governing documents; or (b) any Law, except for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and the Subsidiary have obtained and hold all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business or the lawful ownership, use and operation of the Assets (the "Company Permits"), except for Company Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiary. All of such Company Permits are in full force and effect. The Company and the Subsidiary, as applicable, and, to the knowledge of Shareholder and the Company, are in compliance with the terms of the Company Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Governmental Authority with respect to the Company or Subsidiary is pending or, to the knowledge of Shareholder or the Company, threatened, except as set forth in Schedule 3.12.

      Section 3.13 Proprietary Rights. To the knowledge of the Company, the operation of the business of the Company or the Subsidiary does not infringe any patent, copyright, trademark or other proprietary rights of others, and, neither the Company nor the Subsidiary has received any notice from any third party of any such alleged infringement by the Company or Subsidiary.

      Section 3.14 Environmental Matters. Except as set forth in Schedule 3.14:

      (a) To the knowledge of Shareholder and the Company, the Company and the Subsidiary have conducted their respective business and operated the Assets, and are conducting their business and operating the Assets, and the condition of all facilities and properties (including off-site storage or disposal of any Hazardous Materials from such facilities or properties) currently or formerly owned, leased or operated by the Company or the Subsidiary is, in material compliance with all Environmental Laws;

      (b) The Company and the Subsidiary have obtained and hold all Company Permits required under Environmental Laws in connection with the ownership, use, and operation of the Assets, except for Company Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Subsidiary. All of such Company Permits are in full force and effect.

      (c) The Company has not been notified in writing by any Governmental Authority or other third Person that any of the operations or Assets of the Company or the Subsidiary are the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any material remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

      (d) Neither the Company, the Subsidiary nor, to the knowledge of Shareholder or the Company, any other Person has filed any notice under any Law indicating that (i) the Company or the Subsidiary is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly stored or disposed of upon any property of the Company or the Subsidiary;

      (e) To the knowledge of Shareholder and the Company, the Company and the Subsidiary do not have any contingent liability, that would have a Material Adverse Effect, in connection with (i) the release or, to the knowledge of Shareholder or the Company, threatened release into the environment at, beneath or on any property now or previously owned or leased by the Company or the Subsidiary; or (ii) the storage or disposal of any Hazardous Material;

      (f) There is no litigation arbitration, or administrative proceeding pending against the Company, the Subsidiary, or any Asset, or to which the Company, or the Subsidiary is a party, that may reasonably be expected to subject the Company, the Subsidiary, or the owner of any Asset to liability in favor of any Governmental Authority or other Person as the result of any Claim based on the alleged violation of, or non-compliance with, any Environmental Law, or any Company Permit obtained pursuant to any Environment Law, or any filing obtained or made pursuant thereto by the Company or the Subsidiary or to require the Company the Subsidiary, or the owner of any Asset to remediate, remove, or respond to a release or threatened release of any Hazardous Material or the improper storage or disposal of any Hazardous Material. Neither Shareholder, the Company, nor the Subsidiary has received any Claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Law, or any Company Permit obtained pursuant to any Environmental Law, or any filing made in connection therewith or regarding potential liability under any Environmental Law, or any Company Permit obtained pursuant to any Environmental Law, or any filing made in connection therewith relating to operations or conditions of any facilities or property (including off site storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by the Company or the Subsidiary;

      (g) To the knowledge of Shareholder and the Company, no property now or previously owned, leased or operated by the Company or the Subsidiary is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

      (h) To the knowledge of Shareholder and the Company, neither the Company nor the Subsidiary is directly transporting, has not directly transported, is not directly arranging for the transportation of, and has not directly transported, any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against the Company or the Subsidiary for remedial work, damage to natural resources or personal injury, including claims under CERCLA;

      (i) There are no sites, locations or operations at which the Company or the Subsidiary is currently undertaking, or has completed, any remedial or response action relating to any disposal or release, as required by Environmental Laws;

      (j) To the knowledge of the Company, all underground storage tanks and solid waste disposal facilities owned or operated by the Company or the Subsidiary are used and operated in material compliance with Environmental Laws; and

      (k) To the knowledge of Shareholder and the Company, there are no physical or environmental conditions, that would have a Material Adverse Effect, existing on any property owned or leased by the Company or Subsidiary resulting from the operations or activities of the Company or the Subsidiary, past or present, at any location, that could reasonably be expected to give rise to any on-site or off-site remedial obligations under any applicable Environmental Laws, other than normal and ordinary remedial work associated with plugging and abandoning of oil and gas facilities.

      (l) Notwithstanding anything in this Section 3.14 to the contrary, the representations in this Section 3.14 are made to the actual knowledge of Shareholder and the Company with respect to wells and other Assets not operated by the Company or the Subsidiary, and neither Shareholder, the Company, nor the Subsidiary has undertaken any independent due diligence or investigation with respect thereto.

      Section 3.15 Insurance. The Company and the Subsidiary maintain, and through the Closing Date will maintain, insurance with reputable insurers (or pursuant to self-insurance programs) in such amounts and covering such risks as set forth in Schedule 3.15. The Company and the Subsidiary, as applicable, have paid, or have entered into financing arrangements with respect to, all premiums due and payable under, and are otherwise in compliance with, the terms of all such insurance policies or self-insurance programs. Except as set forth in
Schedule 3.15, (i) there are no outstanding claims under any such policies or binders; and (ii) no notice of cancellation or non-renewal of any such policy or binder has been received.

      Section 3.16 Governmental Regulation. Neither the Company nor the Subsidiary is subject to regulation under the Investment Company Act of 1940 or any state public utilities Laws.

      Section 3.17 Brokers. Except as set forth in Schedule 3.17, no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of the Shareholder. Neither Purchaser, the Company nor the Subsidiary will have any obligation or liability to any such broker, finder, investment banker or other Person. Shareholder shall indemnify and hold Purchaser, the Company, and the Subsidiary harmless from any and all Claims and Damages asserted against any one or more of Purchaser, the Company, or the Subsidiary by any Person claiming to have acted on behalf of Shareholder, or to have been retained by Shareholder, as a broker in connection with the transaction contemplated by this Agreement.

      Section 3.18 Description of Oil and Gas Interests. Exhibit A contains a complete list of the items described in clause (a) of the definition of Oil and Gas Interests and all Hydrocarbon wells located thereon.

      Section 3.19 Leases.

      (a) To the knowledge of the Shareholder and the Company, each Lease is in effect and has not expired or been terminated. The Company and/or the Subsidiary have, in all material respects, fulfilled all requirements for filings, certificates, consents, approvals, disclosures, and similar matters contained in the Leases, and the Company and/or the Subsidiary is fully qualified to own the Leases under the terms thereof and applicable Law. With respect to the Leases under which the Company and/or the Subsidiary is the designated operator, the Company or the Subsidiary, as applicable, is qualified to operate such Leases under the terms thereof and applicable Law. To the knowledge of the Shareholder and the Company, neither the Company nor the Subsidiary is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by the Company or the Subsidiary, with respect to any terms of any Lease. To the knowledge of the Shareholder and the Company, no lessor under any Lease has given or threatened to give notice of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Lease or any provision thereof.

      (b) To the knowledge of the Shareholder and the Company, each Lease authorizes surface operations on the lands covered thereby for the drilling, development, operation, and production of Hydrocarbon wells, or for those Leases as to which surface operations are restricted or impractical for operational or regulatory reasons, there exist Leases covering contiguous acreage from which surface operations with respect to such surface-restricted Leases may be conducted.

      (c) Notwithstanding anything in this Section 3.19 to the contrary, the representations contained in this Section 3.19 are made to the actual knowledge of Shareholder and the Company with respect to the Oil and Gas Interests not operated by the Company or the Subsidiary, and neither the Company nor the Subsidiary has undertaken independent due diligence or investigation with respect thereto.

      Section 3.20 Oil and Gas Operations.

      (a) Exhibit A lists all of the wells (producing, non-producing, injection, and disposal) included in the Oil and Gas Interests. Except as set forth in
Schedule 3.20(a), to the knowledge of the Shareholder and the Company, all wells included in the Oil and Gas Interests have been drilled at legal locations and (if completed) completed, operated and produced in each case in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable Leases, Material Agreements, and Laws. Except as set forth in Schedule 3.20(a):

            (i) there are no such wells that the Company or the Subsidiary is currently obligated by Law or contract to plug and abandon;

            (ii) there are no such wells that are subject to exceptions to a requirement to plug and abandon issued by a Governmental Authority having jurisdiction over the applicable Lease;

            (iii) during the period of the ownership of the Oil and Gas Interests by the Company or the Subsidiary, there are no such wells that have been plugged and abandoned but have not been plugged in accordance, in all material respects, with all applicable Laws and requirements of each Governmental Authority having jurisdiction over the Oil and Gas Interests; and

            (iv) during the period of the ownership of the Oil and Gas Interests by the Company or the Subsidiary, all such wells have been produced in compliance with allowables allocated thereto by the applicable Governmental Authority, except such violations that reasonably could not be expected to have a Material Adverse Effect on the Company or the Subsidiary.

      (b) Except as set forth in Schedule 3.20(b), all Material Agreements relating to the sale or purchase of Hydrocarbons are terminable without penalty on no more than thirty (30) days' prior notice. Proceeds from the sale of Hydrocarbons produced from the Oil and Gas Interests are being received by the Company or the Subsidiary in a timely manner at the prices provided for in the applicable Hydrocarbon sale or purchase agreement pursuant to appropriate division orders, transfer orders, or similar documents binding on the company or the Subsidiary and are not being held in suspense for any reason (except for amounts held in suspense in the ordinary course of business), subject to a Claim for refund by the purchaser, used as an offset or as collateral for other obligations, or otherwise not being paid in the ordinary course; and

      (c) Except as set forth in Schedule 3.20(c), no Person has any call upon, option to purchase, or similar rights with respect to the Hydrocarbon production from the Oil and Gas Interests;

      (d) Except as otherwise reflected in Schedule 3.20(d), none of the Oil and Gas Interests or Material Agreements is subject to a preferential right to purchase, right of first refusal, right of first offer, or similar right or restriction, the operation of which is triggered by the transactions contemplated in this Agreement.

      (e) Notwithstanding anything in this Section 3.20 to the contrary, the representations contained in this Section 3.20 are made to the actual knowledge of Shareholder and the Company with respect to the Oil and Gas Interests not operated by the Company or the Subsidiary and neither the Company nor the Subsidiary has undertaken independent due diligence or investigation with respect thereto.

      Section 3.21 Gas Imbalances. To the knowledge of Shareholder and the Company, except as is reflected in Schedule 3.21, (a) there are no aggregate production, transportation or processing imbalances existing with respect to the Company, the Subsidiary, or the Oil and Gas Interests, and (b) neither Company, nor the Subsidiary has received any deficiency payments under Hydrocarbon sales contracts for which any party has a right to take deficiency gas from the Company or the Company or the Subsidiary, nor has the Subsidiary received any payments for production which are subject to refund or recoupment out of future production.

      Section 3.22 Royalties. Except as set forth in Schedule 3.22, all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of Hydrocarbon production from or allocable to the Oil and Gas Interests have been, and prior to the Closing will be properly and correctly paid or provided for in all material respects in accordance with the terms of the applicable Lease(s) or Material Agreement(s) and applicable Law.

      Section 3.23 Prepayments. No prepayment for Hydrocarbon sales has been received by the Subsidiary for Hydrocarbons which have not been delivered as of the date hereof.

      Section 3.24 Capital Expenditures. As of the date of this Agreement, the presently approved face amount of any currently outstanding and effective authorities for expenditure with respect to the Oil and Gas Interests would not require the Company or the Subsidiary to make or incur after the Closing any individual capital expenditure in excess of $500,000, with the total of such individual capital expenditures not to exceed $2,000,000, except as set forth on
Schedule 3.24.

      Section 3.25 Other Mineral Related Matters. Except as set forth in
Schedule 3.25, as of the date of this Agreement, neither the Company nor the Subsidiary is obligated by virtue of any prepayment arrangement, "take or pay" arrangement, production payment arrangement, gas balancing agreement or otherwise, to deliver or to suffer the delivery of Hydrocarbons produced from or allocable to Oil and Gas Interests at some future time (or make a cash payment in lieu thereof) without then or thereafter receiving full payment therefor without deduction or credit on account of such arrangement from the price that would otherwise be received. Section 3.26 Additional Drilling Obligations. Except as set forth in Schedule 3.26, (a) neither the Company nor the Subsidiary has any explicit contractual obligation, including obligations under the terms of any Lease, to drill additional wells or conduct other material development operations in order to earn or continue to hold during the primary term of any Lease, any portion of the Oil and Gas Interests, and (b) neither the Company nor the Subsidiary has obtained knowledge of any requirements or demands by a lessor under any Lease affecting any of the Oil and Gas Interests to drill additional wells or conduct additional development operations. Except as set forth in
Schedule 3.26, there are no material operations on the Oil and Gas Interests with respect to which the Company, the Subsidiary, or any other Person has become a non-consenting party.

      Section 3.27 Payment of Expenses. The Company and/or the Subsidiary has paid, or will pay in accordance with past practices, its proportionate share of all amounts owed by the Company or the Subsidiary in connection with the Oil and Gas Interests for which the Company or the Subsidiary have received invoices from the operator(s) thereof, and there are no past due cash calls or payments due from the Company or the Subsidiary that are unpaid under the terms of the Leases, Material Agreements, or otherwise with respect to the Oil and Gas Interests.

      Section 3.28 Financial and Product Hedging Transactions. Schedule 3.28 summarizes the outstanding hedging positions under all outstanding Hedging Transactions and financial hedging positions of the Company and the Subsidiary (including fixed price controls, collars, swaps, caps, hedges and puts) as of the date reflected on Schedule 3.28. Each Hedging Transaction has not expired or been terminated. To the knowledge of the Shareholder and the Company, neither the Company nor the Subsidiary is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by the Company or the Subsidiary, with respect to its obligations under the documents evidencing the Hedging Transactions. Except as set forth on Schedule 3.28, neither the Company nor the Subsidiary is subject to any outstanding or unsatisfied margin call or other request for collateral in connection with the Hedging Transactions.

      Section 3.29 Seismic Licenses. To the extent not prohibited by the terms thereof, or any confidentiality agreement, Schedule 3.29 identifies all of the license agreements relating to the performance of seismic exploration on the Oil and Gas Interests ("Seismic Licenses") to which the Company or the Subsidiary is a party. With respect to the Seismic Licenses: (i) to the knowledge of Shareholder and the Company, all Seismic Licenses are in effect and have not expired or terminated; (ii) to the knowledge of the Shareholder and the Company, neither the Company nor the Subsidiary is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by the Company or the Subsidiary, with respect to the terms of any Seismic License; (iii) to the knowledge of Shareholder and the Company, no other party is in material breach or material default with respect to the terms of any Seismic License; and (iv) neither the Company nor the Subsidiary nor, to the knowledge of Shareholder and the Company, any other party to any Seismic License has given written notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Seismic License or any provision thereof. To the extent not prohibited by the terms of the Seismic Licenses or any confidentiality agreement, all of the transfer fees or similar amounts payable by the Company or the Subsidiary under the terms of the Seismic Licenses upon the consummation of the transactions contemplated herein, or the method of calculating same, are set forth in Schedule 3.29.

      Section 3.30 Books and Records. The minute books of the Company and the Subsidiary contain a complete and accurate record of the material corporate actions of the shareholders and directors (and any committees thereof) of each corporation since July 27, 2004. All other books, records and files of the Company and the Subsidiary (including those pertaining to the Oil and Gas Interests and the other Assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and those pertaining to corporate, accounting, financial and employee records): (a) have been prepared, assembled and maintained accurately in accordance with usual and customary policies and procedures and (b) fairly and accurately reflect the business and operations of the Company and the Subsidiary and the ownership, use, enjoyment, and operation of the Assets.

      Section 3.31 Master Service Agreements. Schedule 3.5, Part II contains a complete list, as of April 1, 2007, of the Master Service Agreements to which either the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound. With respect to the Master Service Agreements: (i) to the knowledge of Shareholder and the Company, all Master Service Agreements are in effect and have not expired or terminated; (ii) to the knowledge of the Shareholder and the Company, neither the Company nor the Subsidiary is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by the Company or the Subsidiary, with respect to the terms of any Master Service Agreement; (iii) to the knowledge of Shareholder and the Company, no other party is in material breach or material default with respect to the terms of any Master Service Agreement; and (iv) neither the Company nor the Subsidiary nor, to the knowledge of Shareholder and the Company, any other party to any Master Service Agreement has given written notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Master Service Agreement or any provision thereof.

      Section 3.32 Investment Intent. Shareholder acknowledges that the Consideration Shares to be delivered by Purchaser under this Agreement are not registered under the Securities Act or registered or qualified for sale under any state securities law and cannot be resold without registration under or an exemption from the Securities Act. Shareholder is acquiring the Consideration Shares for its own account for investment and not with a view toward the sale or distribution of the Consideration Shares. Shareholder has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of acquiring the Consideration Shares and has the ability to bear the economic risks of such investment.

      Section 3.33 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 3, SHAREHOLDER, THE COMPANY, AND THEIR ADVISORS HAVE MADE AND MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR THE SUBSIDIARY, OR ANY OF THE COMPANY'S OR THE SUBSIDIARY'S ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE 3, PURCHASER IS PURCHASING THE COMPANY COMMON STOCK ON AN "AS-IS, WHERE-IS" BASIS. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 3, THE OIL AND GAS INTERESTS ARE "AS-IS, WHERE-IS," AND WITH ALL FAULTS IN THEIR PRESENT CONDITION AND STATE OF REPAIR, WITHOUT RECOURSE, AND, EXCEPT AS PROVIDED IN THIS ARTICLE 3, THE COMPANY AND SHAREHOLDER DISCLAIM ANY AND ALL REPRESENTATIONS CONCERNING THE OIL AND GAS INTERESTS, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE.

                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to the Shareholder and the Company as follows:

      Section 4.1 Organization. Purchaser (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware;
(b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and
(c) is duly qualified to do business as a foreign corporation, and is in good standing, under the Laws of the States of Texas and Louisiana and each other jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser).

      Section 4.2 Authority and Enforceability. Purchaser has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, including approval by the board of directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and (assuming that this Agreement constitutes a valid and binding obligation of the Shareholder and the Company) constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

      Section 4.3 No Violations. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance by Purchaser with the provisions hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Purchaser under, any provision of (a) the certificate or articles of incorporation or bylaws or other governing documents of Purchaser; (b) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.4 are duly and timely obtained or made, any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to Purchaser; or (c) any judgment, order, decree, or Law applicable to Purchaser or any of its properties or assets, other than, in the case of clause (b) or (c) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on Purchaser.

      Section 4.4 Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except such filings and approvals as may be required by any securities, corporate or other Law. No Third Party Consent is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      Section 4.5 Litigation. There is no litigation, administrative, investigative, or other proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser (a) that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Purchaser in connection with the transactions contemplated hereby or (b) with respect to which there is a reasonable likelihood of a determination which, individually or in the aggregate, would materially hinder or impair the consummation of the transactions contemplated by this Agreement.

      Section 4.6 Funding. On or before the Expiration Date, Purchaser will have available adequate funds in an aggregate amount sufficient to pay (a) all amounts required to be paid by Purchaser under this Agreement; and (b) all expenses which have been or will be incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby.

      Section 4.7 Brokers. Except as set forth on Schedule 4.7, no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Purchaser. Neither Shareholder nor the Company will have any obligation or liability to any such broker, finder, investment banker or other Person. Purchaser shall indemnify and hold the Shareholder and the Company harmless from any and all Claims and Damages asserted against any one or more of the Shareholder and the Company by any Person claiming to have acted on behalf of Purchaser, or to have been retained by Purchaser, as a broker in connection with the transaction contemplated by this Agreement.

      Section 4.8 Investment Intent. Purchaser acknowledges that the Company Common Stock being purchased by Purchaser under this Agreement are not registered under the Securities Act or registered or qualified for sale under any state securities law and cannot be resold without registration under or an exemption from the Securities Act. Purchaser is acquiring the Company Common Stock for its own account for investment and not with a view toward the sale or distribution of the Company Common Stock. Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Company Common Stock and has the ability to bear the economic risks of such investment.

      Section 4.9 Consideration Shares. All Consideration Shares to be delivered to Shareholder under with this Agreement have been duly authorized and, upon the Closing Date, shall be deemed validly issued, fully-paid, and non-assessable and not subject to any preemptive right.

      Section 4.10 Capitalization. Without giving effect to the transactions contemplated by this Agreement, the authorized capital stock of Purchaser consists of an aggregate of (i) 100,000,000 shares of common stock, par value $0.001 per share, of which 60,810,813 shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. As of the date of this Agreement, there are 4,954,324 shares of common stock reserved for issuance upon the exercise and/or conversion of issued and outstanding options, warrants, and other derivative securities. All presently issued and outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities Laws. To Purchaser's knowledge, except for rights described in Schedule 4.10 of the Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from Purchaser any capital stock or other securities of Purchaser, or any other agreements to issue any such securities or rights.

      Section 4.11 SEC Reports; Financial Statements. Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by Purchaser under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as Purchaser was required by Law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Purchaser included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Purchaser and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

      Section 4.12 Section 4.12 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth below in this Section 4.12 or as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has materially, adversely affected the financial condition, results of operations, or business of Purchaser and its consolidated subsidiaries, taken as a whole, or the aggregate value of the Assets of Purchaser or its subsidiaries, or otherwise has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Purchaser has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Purchaser's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) Purchaser has not altered its method of accounting, (iv) Purchaser has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Purchaser has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock plans of Purchaser. Purchaser does not have pending before the Commission any request for confidential treatment of information. Except as set forth on Schedule 4.12, no event, liability or development has occurred or exists with respect to Purchaser or its subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by Purchaser under applicable securities Laws at the time this representation is made that has not been publicly disclosed at least one (1) Business Day prior to the date that this representation is made.

                                   ARTICLE V.
                                    COVENANTS

      Section 5.1 Conduct of Business by the Company Pending Closing. Except as contemplated by this Agreement or to the extent that Purchaser shall otherwise consent in writing, during the period from the date of this Agreement to the Closing, the Company will not take, and shall cause the Subsidiary not to take, any action except in the ordinary course of business, and the Company will use, and shall cause the Subsidiary to use commercially reasonable efforts to preserve intact in all material respects its business organization, assets, prospects and advantageous business relationships and to maintain satisfactory relationships with its lessors, co-working interest owners, royalty owners, operators, processors, gatherers, transporters, marketers, licensors, licensees, suppliers, contractors, distributors, purchasers, customers and others having advantageous business relationships with it. Without limiting the generality of the foregoing, Shareholder shall not permit the Company to take, and the Company shall not permit the Subsidiary to take, any of the following actions, except as set forth in Schedule 5.1, without the written consent of Purchaser:

      (a) Authorize or effect any change in its governing documents;

      (b) Grant any options, warrants, or other rights to purchase or obtain any of its capital stock, or issue, sell or otherwise dispose of any of its capital stock;

      (c) Declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, except that, prior to Closing, either the Company or Subsidiary may declare and distribute to its equity holders a dividend or distribution consisting of the Excluded Assets;

      (d) Issue any note, bond, or other Debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation other than Debt incurred under the Bank Credit Agreement and Debt incurred under the Hedging Transactions;

      (e) Impose any Lien upon any of the Assets except for Permitted Encumbrances and except for Liens granted pursuant to the Bank Credit Agreement and the Hedging Transactions;

      (f) Make any capital investment in, make any loan to, or acquire the securities or assets of any other Person;

      (g) Make any change in employment terms for any of its officers or employees, except for such actions as are otherwise provided for or permitted in this Agreement;

      (h) Enter into, adopt or amend any employment agreement or pension plan, or grant, or become obligated to grant, any increase in the compensation payable or to become payable to any of its officers or employees or any general increase in the compensation payable or to become payable to its employees, except for such actions as are otherwise provided for herein;

      (i) Pay, discharge or satisfy any Claims, liabilities or obligations (absolute, accrued, contingent or otherwise; provided that either the Company or Subsidiary may make the following payments: (A) the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on the Financial Statements, subsequently incurred in the ordinary course of business, disclosed pursuant to this Agreement, or incurred as the result of emergencies experienced with respect to the Oil and Gas Interests; (B) payments under the Bank Credit Agreement; (C) payments under the Hedging Transactions; (D) payments of current liabilities; and (E) payments to Affiliates which shall be repaid prior to Closing; in each such case so as to keep the Assets free of Liens, except as permitted under clause (e) of this
Section 5.1;

      (j) Acquire (including by lease) any material assets or properties or dispose of, mortgage or encumber any assets or properties; provided that either the Company or Subsidiary may do so (i) in the ordinary course of business, (ii) with respect to those matters set forth in Schedule 5.1(j) or (iii) with respect to the Excluded Assets;

      (k) Enter into any Material Agreement or waive, release, grant or transfer any material rights, or amend, modify, terminate, release, or otherwise change in any material respect any existing license, Lease, Material Agreement, or other document; provided that either the Company or the Subsidiary may do so as contemplated by this Agreement;

      (l) Make any capital expenditures not previously authorized by the approved budget, attached hereto as Exhibit C and made part hereof, except for capital expenditures pursuant to commitments disclosed under or not covered by
Section 3.24;

      (m) Modify the terms of or close out any of its positions on its Hedging Transactions in effect or enter into any new hedging positions;

      (n) Elect not to participate in an operation proposed in any well or Unit included in the Oil and Gas interests;

      (o) Plug and abandon any well or abandon and remove any other personal property, equipment, or fixtures included in the Assets;

      (p) Initiate any proceeding before any Governmental Authority pertaining to the Assets; or

      (q) Commit to any of the foregoing.

      Notwithstanding the foregoing, during the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause the Subsidiary to, in each case to the extent within its reasonable control:

      (A) Cause the Assets to be maintained and operated in a good and workmanlike manner consistent with past practices and in compliance with applicable Laws;

      (B) Perform all material obligations of the Company and/or the Subsidiary under the Leases, the Material Agreements, the Master Service Agreements, the Seismic Licenses and all Company Permits;

      (C) Promptly notify Purchaser of (i) any written notice of which any Responsible Officer of Shareholder, the Company, or the Subsidiary becomes aware relating to any default, inquiry into any possible default, or action to alter, terminate, rescind, repudiate, or procure a judicial reformation of any Oil and Gas Interest, Material Agreement, Master Service Agreement, Seismic License or Company Permit, or any provision thereof, (ii) any new suit, action, or other proceeding before any court or Governmental Authority relating to the Assets, or to which the Company or the Subsidiary are a party; and

      (D) Maintain in effect insurance providing the same type of coverage, in the same amounts, and with the same deductibles as the insurance maintained in effect by the Company and/or the Subsidiary on the date of this Agreement.

      Section 5.2 Access to Assets, Personnel and Information.

      (a) From the date hereof until the Closing, the Company will afford to Purchaser and the Purchaser Representatives, at Purchaser's sole risk and expense, reasonable access to any of the assets, books and records, contracts, facilities, audit work papers and payroll records of the Company and the Subsidiary requested by Purchaser or the Purchaser Representatives. In connection with the foregoing, Shareholder, the Company, and the Subsidiary agree to make available, promptly after the execution of this Agreement, the relevant employees of the Company and the Subsidiary, either in person or telephonically, as Purchaser or the Purchaser Representatives may reasonably request in writing, to answer questions and otherwise facilitate the Purchaser's and the Purchaser Representatives' drafting of disclosure related to the Company, the Subsidiary, their respective properties and operations and the Financial Statements to be included in offering materials and related documents required by Purchaser and the Purchaser Representatives in connection with raising capital to finance the consummation of the transactions contemplated hereby. In addition, Shareholder, the Company, and the Subsidiary agree, at Purchaser's sole risk and expense, to authorize the Company's and the Subsidiary's independent auditors and reserve engineers to be available to answer questions and provide relevant documents reasonably requested in writing by Purchaser or the Purchaser Representatives relating to the Company, the Subsidiary, their respective properties and operations and the Financial Statements. Purchaser shall separately engage the independent auditors and reserve engineers in connection with the foregoing and shall be solely responsible for all fees and expenses of the independent auditors and reserve engineers incurred in connection therewith. Notwithstanding the foregoing, no investigation pursuant to this Section 5.2(a) will affect or be deemed to modify any of the representations or warranties made by Shareholder or the Company in this Agreement. The confidentiality of all such documents and information furnished to Purchaser shall be maintained by Purchaser in accordance with the Confidentiality Agreement; provided, however, that, subject to compliance with any third party confidentiality agreements to which the Company or the Subsidiary is a party, nothing contained in the Confidentiality Agreement shall be deemed to prevent Purchaser or Purchaser's representatives from preparing and distributing all offering materials and related documents required by Purchaser and Purchaser's Representatives in connection with raising capital to finance the consummation of the transaction contemplated herein.

      (b) From the date hereof until the Closing, Purchaser and the Purchaser Representatives shall have the right and opportunity to make an environmental and physical assessment of the Assets and, in connection therewith, shall have the right to enter and inspect the Assets and all wells, well sites, facilities, buildings and improvements thereon; provided, however, that Purchaser may not, without the prior written consent of the Company, conduct any soil or water tests or borings or other invasive tests or examinations with respect to the Assets. The Company shall be provided at least forty-eight (48) hours prior written notice of any such inspection, and the Company Representatives shall have the right to witness all such inspections. Purchaser shall (and shall cause the Purchaser Representatives to) keep any data or information acquired by any such examinations and the results of any analyses of such data and information strictly confidential and will not (and will cause the Purchaser Representatives not to) disclose any of such data, information or results to any Person unless otherwise required by Law and then only after written notice to the Company of the determination of the need for disclosure. Purchaser shall indemnify, defend and hold the Company, the Company Representatives, the Subsidiary and the Shareholder harmless from and against any and all Claims and Damages to the extent arising out of or as a result of the activities of Purchaser and the Purchaser Representatives on the Assets in connection with conducting such environmental and physical assessment, except to the extent of and limited by the gross negligence or willful misconduct of the Company, the Subsidiary, or any Company Representative. The foregoing indemnity shall survive and continue in full force and effect notwithstanding any termination of this Agreement. Purchaser agrees to provide to the Company, upon request, a copy of any environmental assessments of the Assets conducted by or on behalf of Purchaser, including any reports, data, and conclusions, and to maintain the confidentiality of the information set forth therein until the Closing except to the extent disclosure is required under applicable Law. Purchaser agrees to comply with the rules, regulations and instructions issued by the Company Representatives and operators regarding the actions of Purchaser and the Purchaser Representatives while upon, entering or leaving the Assets.

      (c) Purchaser will not (and will cause the Purchaser Representatives not to), use any information obtained pursuant to this Section 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement or the procurement of financing with respect thereto.

      (d) Schedule 5.2 sets forth all of the confidentiality agreements to which the Company is a party. Notwithstanding anything in this Section 5.2 to the contrary: (i) neither the Shareholder, the Company, nor the Subsidiary shall be obligated under the terms of this Section 5.2 to disclose to Purchaser or the Purchaser Representatives, or grant Purchaser or the Purchaser Representatives access to, information that is within the possession or control of Shareholder, the Company, or the Subsidiary but subject to a valid and binding confidentiality agreement with a Third Party that prohibits such disclosure without first obtaining the consent of such Third Party, and Shareholder or the Company, as applicable, to the extent reasonably requested by Purchaser, will use commercially reasonable efforts to obtain any such consent; and (ii) Purchaser shall not be obligated under the terms of this Section 5.2 to disclose to the Company or the Company Representatives, or grant Shareholder, the Company, the Subsidiary, or the Company Representatives access to, information that is within Purchaser's possession or control but subject to a valid and binding confidentiality agreement with a Third Party that prohibits such disclosure without first obtaining the consent of such Third Party, and Purchaser, to the extent reasonably requested by Shareholder or the Company, will use commercially reasonable efforts to obtain any such consent.

      Section 5.3 Additional Arrangements.

      (a) Subject to the terms and conditions herein provided, each of the Parties shall take, or cause to be taken, all actions and shall do, or cause to be done, all things necessary, appropriate or desirable under any applicable Laws or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to obtain all necessary waivers, consents and approvals of Governmental Authorities and Third Parties and effecting all necessary registrations and filings. Each of the Parties shall take, or cause to be taken, all actions or shall do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable. In addition, if any Governmental Authority shall have issued any order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of the Parties shall use commercially reasonable efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable.

      (b) Any payment received after Closing by Purchaser, the Company, and/or the Subsidiary from EnerVest Energy, L.P. in connection with an acquisition by the Shareholder from EnerVest Energy, L.P. shall be paid to Shareholder within two (2) business days of Purchaser, the Company, and/or the Subsidiary receiving any such payment.

      Section 5.4 Public Announcements; Confidentiality. Prior to the Closing, Shareholder, the Company, and Purchaser shall consult with each other before any of them issues any press release or otherwise makes any public statement with respect to the transactions contemplated by this Agreement, and no Party shall issue any press release or make any such public statement prior to obtaining the written approval of the other Parties, which approval shall not be unreasonably withheld or delayed. To the extent such release or public statement is required by Law, however, the Party intending to make such release or public statement shall give the other Parties the opportunity to review and comment upon such release or public statement and the disclosing Party shall accept all reasonable comments thereto; provided that such reasonable comments are received by the Party intending to make such release sufficiently in advance of any applicable filing deadline. Further, any Party may respond to inquiries by the press or others regarding the transactions contemplated by this Agreement, so long as such responses are consistent with such Party's previously issued press releases. The Company and Shareholder agree that they will not use or disclose to any Third Party any Purchaser Confidential Information. The Parties each acknowledge and agree that non-public information concerning the progress of the transaction contemplated by this Agreement is confidential information. Nothing contained in this Section 5.4 shall be deemed to limit or restrict the right of Purchaser and Purchaser's Representatives to prepare and distribute to Third Parties all offering materials and related documents required by Purchaser and Purchaser's Representatives in connection with raising capital to finance the consummation of the transaction contemplated herein.

      Section 5.5 Payment of Expenses. Each of Shareholder and Purchaser shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Closing occurs, except that the Company shall be entitled to pay or reimburse Shareholder for any and all such expenses incurred by Shareholder prior to the Closing up to, but not in excess of, $250,000.00.

      Section 5.6 Continuation of the Company's Existing Indemnification Obligations. From and after the Closing, the Company or its successor shall indemnify and hold harmless the Shareholder and each Person who has been, at any time prior to the Closing, an officer, director or shareholder of the Company (collectively, with Natural Gas Partners per below, the "Indemnified Persons") but only to the extent that such Indemnified Person was entitled to indemnification from the Company immediately prior to the date hereof under applicable Law, the articles of incorporation and bylaws of the Company and each contract listed on Schedule 5.6, regardless of whether such contracts are terminated on or after the Closing. In addition, the Company or its successor shall continue the indemnification as provided to Natural Gas Partners under the Advisory Services Agreement, regardless of whether such contract is terminated on or after the Closing. The procedures associated with such indemnification shall be the same as those associated with the Indemnified Persons' indemnification from the Company immediately prior to the date hereof. The provisions of this Section 5.6 shall survive the Closing and the Closing Date and are intended to be for the benefit of, and shall be enforceable by, the Parties and each Indemnified Person and their respective heirs and representatives.

      Section 5.7 Termination of Certain Agreements. Effective upon the Closing, the Advisory Services Agreement, the Reimbursement Agreement, the Confidentiality and Noncompete Agreements, and any other intercompany agreements between Shareholder, on the one hand, and the Company and/or the Subsidiary, on the other hand, shall be terminated, and no Parties shall have further rights or obligations thereunder, except for the continuation of indemnity rights as provided in Section 5.6 hereof. Further, effective upon the Closing, the Shareholder and Natural Gas Partners shall cause the Company to cease to be a party to the Subscription and Contribution Agreement and the Voting and Transfer Restriction Agreement. Prior to the Closing, Shareholder will cause all intercompany loan accounts and accounts receivable between Shareholder, on the one hand, and the Company and/or the Subsidiary, on the other hand, to be settled and all amounts owed pursuant thereto to be paid.

      Section 5.8 Employee Matters.

      (a) Resignation of Directors. Each director of the Company shall resign his/her position with the Company effective at the Closing and execute a mutual release in the form attached hereto as Exhibit D, and all outstanding agreements between the Company and such Person, including the Confidentiality and Non-Compete Agreements, shall be terminated by the Company prior to the Closing, except for the continuation of indemnity rights as provided in Section 5.6 hereof.

      (b) Other Employee Matters. Purchaser shall be responsible for all communications with Company Employees regarding continued employment, termination of employment and similar matters from and after the Closing. In that regard, Purchaser shall comply with all applicable Laws, including, without limitation, applicable Laws proscribing discrimination in application or hiring. With respect to each Company Employee, Purchaser and the Company shall remain solely responsible for, and shall indemnify and hold Shareholder harmless from and against, all Claims of, and all liability and responsibility for the payment of employment obligations owed to, any such Company Employee, including, without limitation, all obligations and liabilities with respect to final pay, termination or severance pay (if any), accrued vacation, final benefits distributions, bonuses, rights under COBRA pertaining to rights of election to continue medical insurance coverage, and notices of rights under applicable Laws concerning vested pension, profit-sharing and other retirement benefits.

      (c) Retaining Employees. Shareholder agrees that Purchaser may extend offers of employment to qualified Company Employees prior to the Closing, and that such offers of employment do not constitute acts of tortious interference with the business of Shareholder. Neither Shareholder nor GEH GP, L.L.C., will take any action prior to the Closing to compete with Purchaser to retain or employ Company Employees offered employment by Purchaser (including, without limitation, increasing the salary or benefits of any Company Employee), or otherwise take any action that impedes or impairs the efforts of Purchaser to hire all qualified Company Employees. Shareholder shall reasonably cooperate with Purchaser in such efforts, but, in the absence of a breach by Shareholder of the terms of this Agreement, Shareholder shall have no liability or obligation to Purchaser if any Company Employee declines Purchaser's offer of employment.

      (d) Soliciting Employees. Neither the Shareholder nor GEH GP, L.L.C. will, prior to December 31, 2007, directly or indirectly, employ any Company Employee who has accepted an offer of employment from Purchaser hereunder, or solicit or encourage the resignation of any such Company Employee from his/her employment relationship with Purchaser, or otherwise compete in any way for the services of such Company Employees.

      (e) Certain Rights to Compete. Any provision to the contrary contained in this Agreement notwithstanding, except as provided hereinafter, nothing contained in this Agreement shall limit or restrict the right of Shareholder or GEH GP, L.L.C., together or individually, prior to or after the Closing, to acquire, directly or indirectly, or directly or indirectly solicit or encourage the submission of offers from or negotiate with any other Person or entity regarding the acquisition of, oil, gas and other mineral leases, oil, gas and other mineral properties, or interests in any thereof; provided, however, during the period from the Closing Date through December 31, 2007, neither Shareholder nor GEH GP, L.L.C., will acquire, directly or indirectly, or directly or indirectly solicit or encourage the submission of offers from or negotiate with any other Person or entity regarding the acquisition of, or otherwise compete with Purchaser regarding the acquisition of, oil and gas leases, oil, gas and other mineral properties, or interests therein covering lands located within one
(1) mile of the exterior boundaries of any Oil and Gas Interest owned by the Company or the Subsidiary on the Closing Date.

      Section 5.9 Adjustments to Base Consideration.

            (a) (i) Adjustments to Base Consideration For Title and Environmental Defects. Subject to the provisions of Section 5.2, Purchaser may conduct, at its sole cost, such title and environmental examinations or investigations, and other examinations and investigations, as it may in its sole discretion choose to conduct with respect to the Oil and Gas Interests in order to determine whether any Title Defects or Environmental Defects (as hereinafter defined) exist. Purchaser may deliver to the Company in writing, within twenty-one (21) days of the date of this Agreement, a written notice including: (i) a specific description of each defect associated with the Oil and Gas Interests that it asserts constitutes a violation of the representation set forth in Section 3.2(e) or Section 3.11 (in either case a "Title Defect") or Section 3.14 (an "Environmental Defect"); (ii) a description of each such Title Defect or Environmental Defect; (iii) the amount of the adjustment to the Base Consideration that it asserts based on such defects; and (iv) its method of calculating such adjustment in the manner provided in Section 5.9(c) and Section 5.9(d). If such notice is not timely submitted, Purchaser shall be deemed to have waived its basis for an adjustment to Base Consideration under this Section 5.9 with respect to Title Defects and Environmental Defects. The non-existence of a title opinion or incomplete due diligence by the Purchaser shall not constitute a Title Defect or a lack of Defensible Title to the Assets.

            (ii) Within three (3) days after receiving Purchaser's notice described in subsection 5.9(a)(i) above, the Company shall notify Purchaser whether the Company agrees with the existence of the relevant Title Defect or Environmental Defect and the proposed adjustment related thereto. If the Company does not agree with the existence of the relevant Title Defect or Environmental Defect and/or the proposed adjustment related thereto, then the Parties shall enter into good faith negotiations and shall attempt to agree on such matters.

            (iii) If the Parties are unable to reach agreement concerning the existence of the relevant Title Defect or Environmental Defect or the amount of the related adjustment, upon either Party's written request made within three (3) days of the Company's notification of Purchaser as set forth in subsection 5.9(a)(ii) above, the Parties shall immediately submit the matter to an experienced title attorney to be mutually agreed upon by the Parties (in the case of a Title Defect) or to an experienced environmental professional to be mutually agreed upon by the Parties (in the case of an Environmental Defect) (each a "Consultant" and, collectively, the "Consultants") to determine the amount of the adjustment to the Base Consideration attributable to the Title Defect or the cost of remediating the Environmental Defect. The cost of the Consultants shall be borne 50% by Purchaser and 50% by Company.

            (iv) Each Party shall present a written statement of its position on the relevant Title Defect or Environmental Defect, as applicable, to the Consultant within three (3) days of submission of such issue to the Consultant. Within five (5) days thereafter, the Consultant shall make a determination of all points of disagreement, including such Consultant's best estimate of the adjustment to the Base Consideration attributable to the relevant Title Defect or the cost to remediate the relevant Environmental Defect, in accordance with the terms and conditions of this Agreement. Any determination by the Consultants shall be conclusive and binding on the Parties, and shall be enforceable against any Party in any court of competent jurisdiction.

      (b) Limits on Adjustments. No single Title Defect shall be taken into account as an adjustment to the Base Consideration unless the value of such Title Defect is determined to be more than $100,000 (the "Individual Title Defect Threshold"). No single Environmental Defect shall be taken into account as an adjustment to Base Consideration unless the cost of remediating such Environmental Defect is determined to be more than $100,000 (the "Individual Environmental Defect Threshold"). In addition, in order to effect an adjustment to the Base Consideration, the value of all Title Defects and Environmental Defects properly asserted as provided herein must exceed $5,000,000 in the aggregate (the "Aggregate Defect Threshold"); provided, however, that the Base Consideration shall be adjusted only by the amount equal to the excess of (i) the total of (A) all such Title Defects that each exceed the Individual Title Defect Threshold and (B) all such Environmental Defects that each exceed the Individual Environmental Defect Threshold over (ii) the Aggregate Defect Threshold.

      (c) Title Defect Adjustments. Upon timely delivery of a notice of a Title Defect under Section 5.9(a), Purchaser and the Company will in good faith negotiate the validity of the Claim and the amount of any adjustment to the Base Consideration using the following criteria:

            (i) If the requested adjustment is based on the Company or the Subsidiary owning an NRI for a well, Unit or Lease less than that shown in
      Schedule 1.1, and the Aggregate Defect Threshold has been met (after including the requested adjustment), then a downward adjustment shall be calculated by multiplying the Allocated Value set forth for such well, Unit, or Lease on Schedule 1.1 by a fraction (1) the numerator of which is an amount equal to the NRI shown on Schedule 1.1 for such well, Unit, or Lease less the decimal share to which the Company or the Subsidiary would be entitled as a result of its ownership interest in such well, Unit, or Lease which is unaffected by such Title Defect, and (2) the denominator of which is the NRI shown for such well, Unit, or Lease on Schedule 1.1. Any downward adjustments requested by Purchaser may be offset by upward adjustments if it is determined that the Company's or the Subsidiary's NRI for any other well, Unit, or Lease shown on Schedule 1.1 is greater than that shown on Schedule 1.1. The value of an upward adjustment will be determined based on the Allocated Value for such well, Unit, or Lease;

            (ii) If the requested adjustment is based on the Company or the Subsidiary owning a WI that is larger than the WI shown on Schedule 1.1, but without a proportionate increase in the Company's or the Subsidiary's NRI, and the Aggregate Defect Threshold has been met (after including the requested adjustment), then the adjustment is calculated as the positive difference (if any) obtained by subtracting (A) a recalculated Allocated Value for such well, Unit, or Lease using the same production rates, pricing, costs, tax forecasts, and discount factors, as shown on Schedule 1.1, used to calculate the original Allocated Value for such well, Unit, or Lease adjusted to account for the diminution in the net present value of the future cash flows that results from the higher expense-bearing interest, from (B) the Allocated Value for such well, Unit, or Lease set forth on Schedule 1.1;

            (iii) If the requested adjustment is based on a Lien or other monetary charge upon a well, Unit, or Lease or a liability to otherwise cure a Title Defect related to a well, Unit, or Lease that the Parties agree is liquidated in amount, and the Aggregate Defect Threshold has been met (after including the requested adjustment), then the adjustment is the lesser of (x) the amount necessary to remove such Lien or other monetary charge from, or otherwise cure a Title Defect relating to, the affected well, Unit, or Lease; or (y) the Allocated Value of the affected well, Unit, or Lease;

            (iv) If the requested adjustment is based on an obligation, burden or other liability upon the affected well, Unit, or Lease not addressed by
      (i) and (ii) above, and the Parties cannot agree on the amount of such adjustment, then the adjustment, if any, shall be determined in accordance with Section 5.9(a).

      (d) Environmental Defect Adjustments. Upon timely delivery of a notice of an Environmental Defect under this Section 5.9, Purchaser and the Company will in good faith negotiate the validity of the claim and the amount of any adjustment to the Base Consideration using the following criteria:

            (i) If the requested adjustment is based on an Environmental Defect related to an Oil and Gas Interest, the Parties agree on the cost to remediate the Environmental Defect, and the Aggregate Defect Threshold has been met (after including the requested adjustment), then the adjustment is the lesser of (A) the amount necessary to remediate the Environmental Defect relating to the affected Oil and Gas Interest, or (B) the Allocated Value of the affected Oil and Gas Interest; and

            (ii) If the requested adjustment is based on an Environmental Defect and the Parties cannot agree on the amount of such adjustment, then the adjustment, if any, shall be determined in accordance with Section 5.9(a).

      (e) Remedies for Title and Environmental Defects. If the Aggregate Defect Threshold is exceeded, and therefore, the Base Consideration would be decreased by adjustment made pursuant to this Section 5.9 for the excess of defects over the Aggregate Defect Threshold, the Company may, at its sole option and upon written notice to Purchaser, do any of the following or a combination thereof:

            (i) reduce the Base Consideration by the amount equal to the excess of the aggregate value, determined as provided in Section 5.9(c) or
      Section 5.9(d), as applicable, of the asserted Title Defects and Environmental Defects over the Aggregate Defect Threshold;

            (ii) elect to attempt to cure any or all of the Title Defects or Environmental Defects prior to Closing, subject to the reasonable satisfaction of Purchaser; or

            (iii) elect to permit Shareholder to attempt to cure some or all of the Title Defects or Environmental Defects, for a period of ninety (90) days after the Closing Date (the "Cure Period"), in which case the Closing shall occur as provided for in this Agreement, and the amount of the value attributable to such Title Defects and Environmental Defects, determined as set forth in Section 5.9(c) and Section 5.9(d), as applicable, shall be deducted from the Base Consideration paid at the Closing. Anything in this Agreement to the contrary notwithstanding, the Aggregate Defect Threshold shall include the Title Defects and Environmental Defects the Company elects to permit Shareholder to attempt to cure under this Section 5.9(e) and shall not be subject to redetermination except as defects are cured in
      Section 5.9(f) below.

      (f) Right to Cure Defects Post-Closing. The Company and Purchaser shall reasonably cooperate with Shareholder after Closing to cure any Title Defects or Environmental Defects that Shareholder has elected to attempt to cure. If Shareholder and Purchaser mutually agree that a Title Defect or an Environmental Defect has been cured during the Cure Period, then promptly thereafter, the amount deducted from the Base Consideration shall be paid to Shareholder in accordance with this Agreement. If Shareholder and Purchaser mutually agree that a portion of the subject Title Defect or Environmental Defect has been cured, Shareholder and Purchaser shall then determine the portion of the Base Consideration withheld at the Closing that shall be released and paid to Shareholder in accordance with this Agreement. If Shareholder and Purchaser mutually agree that a Title Defect or an Environmental Defect has not been cured during the Cure Period, Purchaser shall permanently retain the portion of the Base Consideration withheld at the Closing in accordance herewith. If, during the Cure Period, Shareholder and Purchaser are unable to agree whether there has been satisfactory resolution of a Title Defect or an Environmental Defect with respect to any affected Oil and Gas Interest under this Section 5.9 that Shareholder has elected to attempt to cure, then such disagreement shall be resolved in the manner provided in Section 5.9(g) below.

      (g) Dispute Regarding Defects. If Shareholder and Purchaser are not in agreement as to whether a Title Defect or an Environmental Defect exists or whether such Title Defect or Environmental Defect has been satisfactorily cured following the Closing Date pursuant to Section 5.9(f) above, then either Shareholder or Purchaser may submit the dispute to a Consultant not later than 120 days following the Closing. Any Consultant(s) shall have been selected prior to the Closing. The cost of any Consultant(s) shall be paid 50% by Shareholder and 50% by Purchaser. Each Party shall present a written statement of its position on the defect in question to the Consultant within thirty (30) days of the dispute's submission for resolution. Within thirty (30) days of the Parties' presentation of their positions, the Consultant shall make a determination as to whether or not a defect exists or whether or not the defect in question has been cured, or if the defect in question has been partially cured. If the defect in question has been partially cured, the Consultant shall determine withheld portion of the Base Consideration that should permanently be retained by Purchaser to compensate Purchaser for the uncured portion of such defect, applying the principles set forth in this Section 5.9, and the remainder of such amount withheld from the Base Consideration shall be paid to Shareholder in accordance with this Agreement. Any determination by a Consultant shall be conclusive and binding on the Parties and shall be enforceable against any Party in any court of competent jurisdiction.

      (h) Shareholder's Right to Terminate. Shareholder may terminate this Agreement by written notice to Purchaser if Purchaser timely identifies Title Defects and Environmental Defects which, without regard to the Individual Title Defect Threshold, the Individual Environmental Defect Threshold, or the Aggregate Defect Threshold, would result in adjustments to the Base Consideration in excess of $32,050,000.

      (i) Purchaser's Right to Terminate. Purchaser may terminate this Agreement by written notice to Shareholder if Purchaser timely identifies Title Defects and Environmental Defects that are determined, either by agreement of the Parties or by the Consultants pursuant to Section 5.9(a), and without regard to the Individual Title Defect Threshold, the Individual Environmental Defect Threshold, or the Aggregate Defect Threshold, to be valid and to result in adjustments to the Base Consideration in excess of $32,050,000.

      Section 5.10 Closing Date Statement.

      (a) Not later than three (3) business days before the Closing Date, the Company will deliver to Purchaser a statement (the "Closing Date Statement") which sets forth (A) the Cash Portion; (B) the determination of the adjustments to the Cash Portion required under Section 2.2(b); (C) the amount of the Cash Portion resulting from such adjustments; and (D) the account of Shareholder for the wire transfer, pursuant to Section 2.4(b)(i), of the Cash Portion, adjusted as provided in Section 2.2(b).

      (b) Not later than two (2) business days after receiving the Closing Date Statement, Purchaser will notify the Company of any adjustments to the Closing Date Statement that Purchaser believes are appropriate. The Parties will negotiate in good faith the resolution of any differences with regard to the adjustments. The Company will give Purchaser access to all information related to the determination of the Closing Date Statement.

      (c) The Parties agree that the Closing Date Statement (as adjusted as provided herein) shall be final and conclusive. If the Parties are unable to reach agreement concerning the amount of such adjustment, upon either Party's written request made by no later than two (2) days before the Closing Date, the Parties shall immediately submit the matter to an accounting firm to be mutually agreed upon by the Parties (the "Accounting Firm") to determine the final amount of such adjustments; provided, however, that, subject to the fulfillment of all other Closing conditions set forth in this Agreement, the Closing shall take place as otherwise herein provided. The amount of such adjustment in dispute shall be deducted from the Earnest Money and shall remain in escrow with Shareholder until such dispute has been resolved as herein provided.

      (d) The fees of the Accounting Firm shall be borne equally by the Parties.

      (e) Each Party shall present a written statement of its position on the adjustments in question to the Accounting Firm within ten (10) days of submission of such matter thereto. The Accounting Firm shall make, within ten
(10) days after the Parties' presentation of their respective positions, a determination on all points of disagreement. Any determination by the Accounting Firm shall be conclusive and binding on the Parties, and shall be enforceable against any Party in any court of competent jurisdiction.

      Section 5.11 Name Change. Within fourteen (14) days after the Closing Date, Purchaser agrees to take all necessary action (i) with the proper Governmental Authorities in order to change the name of the Company and the Subsidiary to exclude any reference to the word "Goldking" and (ii) to remove the name "Goldking" from all Assets.

      Section 5.12 Discharge of Debt. Prior to or concurrently with the Closing, Shareholder, the Company, and the Subsidiary shall cause to be paid and discharged in full (i) all outstanding principal, interest, fees, and expenses due on Debt outstanding under the Bank Credit Agreement and (ii) all other outstanding Debt of the Company and the Subsidiary as of the Closing Date, including, without limitation, all long-term debt and short-term notes payable reflected in the 2006 Year End Audited Balance Sheet and Schedule 3.6, and all Debt incurred by the Company or the Subsidiary during the period between the date of execution hereof and the Closing Date as to which the Cash Portion is increased pursuant to Section 2.2(b)(i), but excluding all "Asset retirement obligations" reflected therein and excluding the obligations evidenced by that certain Premium Finance Agreement, Disclosure Statement and Security Agreement, by and between the Company and MD Premium Finance Corporation evidencing total premium payments of $3,401,206.24. In addition, prior to or concurrently with the Closing, Shareholder, the Company, and the Subsidiary shall cause all Liens and security interests held by the lender under the Bank Credit Agreement and any other holder of Debt of the Company and/or the Subsidiary referred to in the first sentence of this Section 5.12 to be released and terminated in full, so that as of the Closing Date, the Assets will be free and clear of all Liens except for Permitted Encumbrances.

      Section 5.13 Hedging Transactions. Shareholder and the Company shall use commercially reasonable efforts to cause the Hedging Transactions to remain in full force and effect after the Closing and shall take no action to cause any of the Hedging Transactions to be terminated; provided, however, that prior to the Closing, neither Shareholder nor the Company shall be required, and after the Closing, Shareholder shall not be required, to expend any money or provide any collateral to cause the Hedging Transactions to remain in full force and effect after the Closing Date. To the extent that, prior to or after the Closing, the counterparty(ies) in the Hedging Transactions require Purchaser, the Company, or the Subsidiary to provide additional margin or other additional security in order to maintain one or more of the Hedging Transactions in effect, such additional margin or other additional security shall be the responsibility of Purchaser.

      Section 5.14 Seismic Licenses. Shareholder and the Company shall use commercially reasonable efforts to cooperate with Purchaser in obtaining all Third Party Consents required to cause the Seismic Licenses to remain in full force and effect as part of the Assets after the Closing.

      Section 5.15 Casualty Event. Shareholder or the Company shall give Purchaser prompt written notice of any Casualty Event that occurs with respect to any Asset between the date of this Agreement and the Closing Date, together with a description of the applicable insurance coverage and an estimate of the exposure of the Company or the Subsidiary with respect to such Casualty Event. Shareholder shall use commercially reasonable efforts to cause the Company or the Subsidiary to repair or, in the case of a Casualty Event affecting personal property and equipment, replace with items of equivalent quality and value, any such Asset damaged or taken by the relevant Casualty Event at the cost and expense of the Company or the Subsidiary, as applicable. Subject to the terms of this Agreement, if a Casualty Event occurs prior to, but remains unrepaired as of, the Closing Date, Purchaser shall nevertheless purchase the Company Common Stock at the Closing. Shareholder, if prior to the Closing, or Purchaser, if after the Closing, shall cause the Company to file, or to cause the Subsidiary to file, all permissible Claims under all applicable insurance policies of the Company and/or the Subsidiary with the respect to the relevant Casualty Event and promptly to remit to Purchaser all such insurance proceeds following the receipt thereof by the Company or the Subsidiary. At Purchaser's request, Shareholder, the Company, and the Subsidiary shall also assign to Purchaser any and all Claims against third Persons that Shareholder, the Company, or the Subsidiary may have with respect to such Casualty Event.

      Section 5.16 Unaudited Financial Statements. As soon as reasonably practicable after the execution of this Agreement, which is expected to be on or about May 15, 2007, Shareholder shall furnish to Purchaser an unaudited consolidated balance sheet of the Company and the Subsidiary, and an unaudited consolidated statement of operations of the Company and Subsidiary, as of March 31, 2007.

      Section 5.17 Purchaser Indemnification. Purchaser shall defend, indemnify and hold harmless Shareholder, the Company and their respective Affiliates and each of their respective officers, directors, partners, managers and members, against any and all Claims and Damages, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934 or otherwise, insofar as such Claims and Damages arise out of or are based upon any act or omission of Purchaser in connection with, or any untrue statement or alleged untrue statement of a material fact contained in, any registration statement, prospectus, offering circular, memorandum or other offering material, or in any supplement thereto or amendment thereof, used by Purchaser or any of its Affiliates to offer for sale or sell securities, whether before or after the Closing, to fund any portion of the Adjusted Consideration, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. This indemnity will be in addition to any liability that the Purchaser may otherwise have, including but not limited to other liability under this Agreement.

                                  ARTICLE VI.
                                   CONDITIONS

      Section 6.1 Conditions to Each Party's Obligation to Proceed with Closing. The respective obligations of each Party to proceed with Closing shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

      (a) Approvals and Waivers. All filings required to be made prior to the Closing with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except, in each case, where the failure to obtain such consents, approvals, permits and authorizations and waivers would not be reasonably likely to materially adversely affect the consummation of the transaction contemplated by this Agreement.

      (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction contemplated by this Agreement shall be in effect; provided, however, that prior to invoking this condition, each Party shall use commercially reasonable efforts to have any such decree, ruling, injunction or order vacated, and, if necessary, the Closing shall be delayed for up to thirty (30) days while such efforts are taking place.

      Section 6.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to proceed with Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions, any or all of which may be waived in whole or in part by Purchaser:

      (a) Representations and Warranties. The representations and warranties of the Shareholder and the Company set forth in Article 3 shall be true and correct in all material respects as of the Closing Date as though made on and as of that time (except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date) and Purchaser shall have received a certificate signed by a Responsible Officer of Shareholder to such effect; provided, however, that the condition set forth in this Section 6.2(a) shall not be applicable to the representations and warranties regarding Title in Section 3.11 and Environmental Matters in Section 3.14 (which are addressed in Section 5.10); and provided, further, that for purposes of this Section 6.2(a), all qualifications relating to materiality contained in such representations and warranties shall be disregarded.

      (b) Performance of Covenants and Agreements by the Company. Shareholder and the Company shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed by a Responsible Officer of Shareholder to such effect.

      (c) Consents and Waivers. All Third Party Consents listed in Schedule 3.2(e) shall have been obtained.

      (d) Termination of Bank Credit Agreement. Shareholder, the Company, and the Subsidiary shall have made arrangements with all relevant lenders to pay and discharge in full all Debt of the Company and the Subsidiary, and obtain releases or termination statements of all Liens, in each case referred to in
Section 5.12.

      Section 6.3 Conditions to Obligations of Shareholder and the Company. The obligations of Shareholder and the Company to proceed with Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions, any or all of which may be waived in whole or in part by Shareholder and/or the
Company:

      (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Article 4 shall be true and correct in all material respects as of the Closing Date as though made on and as of that time (except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date), and Shareholder and the Company shall have received a certificate signed by the chief executive officer or the chief operating officer of Purchaser to such effect; provided, however, that for purposes of this Section 6.3(a), all qualifications relating to materiality contained in such representations and warranties shall be disregarded.

      (b) Performance of Covenants and Agreements by Purchaser. Purchaser shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Shareholder and the Company shall have received a certificate signed by the chief executive officer, the chief operating officer or the chief financial officer of Purchaser to such effect.

                                  ARTICLE VII.
                              POST CLOSING MATTERS

      Section 7.1 Records. At the Closing, Shareholders shall deliver to Purchaser the minute books of the Company and the Subsidiary. At any time after the Closing, pursuant to Purchaser's reasonable instructions, Shareholder shall deliver to Purchaser the remainder of the Records. Purchaser shall be entitled to all original Records. Prior to the delivery thereof to Purchaser, Shareholder may make and retain, at its expense, copies of the Records. Purchaser agrees to maintain all original Records (other than Records relating to Taxes, which are covered in Section 7.3(b)) until the fifth (5th) anniversary of the Closing Date, or, if any of such Records pertain to a Claim pending at such fifth anniversary date, until such Claim is finally resolved and the time for all appeals has been exhausted. Purchaser will provide to Shareholder, on reasonable notice during normal business hours at Shareholder's cost and expense, reasonable access to the Records for purposes of obtaining information for the preparation of tax returns, financial statements, and other legitimate business purposes of Shareholder.

      Section 7.2 Further Cooperation. After the Closing Date, Purchaser and Shareholder shall execute and deliver, or shall cause to be executed and delivered from time to time, such further documents and instruments of transfer, and shall take such other actions as either Party may reasonably request, to accomplish the transaction contemplated by this Agreement. If, after the Closing Date, either Party receives monies belonging to the other, such amounts shall be promptly disbursed to the Party entitled to receive them. If an invoice or other evidence of an obligation is received by a Party, which is either an obligation assumed by the other Party or partially an obligation of both Shareholder and Purchaser, the Parties shall consult with each other, and an adjustment for such amount will be made in cash as the Parties may agree. If Shareholder and Purchaser are unable to agree on the disposition of such an obligation, Shareholder and Purchaser shall submit the matter to binding arbitration in accordance with the terms of Article 10.

      Section 7.3 Tax Matters. The following provisions shall govern the allocation of responsibility as between Purchaser and Shareholder for certain tax matters following the Closing Date:

      (a) Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and the Subsidiary that are filed after the Closing Date.

      (b) Purchaser, Company, the Subsidiary, and Shareholder shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to Section 7.3(a) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of Records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, the Subsidiary, and Shareholder agree
(i) to retain all Records with respect to Tax matters pertinent to the Company and the Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Shareholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such Records and, if the other Party so requests, Company and its Subsidiaries or Shareholder, as the case may be, shall allow the other Party to take possession of such books and records. Purchaser and Shareholder further agree, upon request, (x) to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby), and (y) to provide the other Party with all information that either Party may be required to report pursuant to sections 6043 or 6043A of the Code or Treasury regulations promulgated thereunder.

      (c) All Tax-sharing agreements or similar agreements with respect to or involving the Company and the Subsidiary shall be terminated as of the Closing Date and, after the Closing Date, the Company and the Subsidiary shall not be bound thereby or have any liability thereunder.

      (d) All transfer, documentary, sales, use, stamp, registration and other such Taxes (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by Purchaser when due, and Purchaser will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges.

                                 ARTICLE VIII.
                                   TERMINATION

      Section 8.1 Termination Rights. This Agreement may be terminated:

      (a) At any time prior to the Closing Date by mutual written consent of Purchaser and Shareholder;

      (b) At any time prior to the Closing Date, by Shareholder (to the extent Shareholder is not in material breach or material default of its obligations under this Agreement) if Purchaser is in material breach or material default or has otherwise failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement, but only if Shareholder has given Purchaser at least ten (10) days' prior notice of such material breach, default or failure to comply and such material breach, default, or failure to comply has not been, or cannot be, cured before expiration of such period;

      (c) At any time prior to the Closing Date, by Purchaser (to the extent Purchaser is not in material breach or material default of, or has otherwise failed to comply in any material respect with, any of its covenants, agreements, or obligations under this Agreement) if Shareholder is in material breach or material default of, or has otherwise failed to comply in any material respect with any of its covenants, agreements, or obligations under this Agreement, but only if Purchaser has given Shareholder at least ten (10) days' prior notice of such material breach, default, or failure to comply, and such material breach, default, or failure to comply has not been, or cannot be, cured before the expiration of such period;

      (d) At or at any time after the Expiration Date, by either Shareholder or Purchaser if the Closing does not occur because any of the conditions contained in Section 6.1 is not fulfilled, or waived by both Parties, as of or before the Expiration Date;

      (e) At or at any time after the Expiration Date, by Shareholder if the Closing has not occurred on or before the Expiration Date, provided, however, that the right to terminate this Agreement shall not be available to the Shareholder if the Shareholder's failure to satisfy any of the conditions in
Section 6.2 has been the sole, direct, proximate cause of the failure of Closing to occur on or before the Expiration Date;

      (f) At or at any time after the Expiration Date, by Purchaser if (i) the Closing does not occur because any of the conditions contained in Section 6.2 have not been fulfilled by Shareholder, or waived by Purchaser, as of the Expiration Date, and (ii) all of the conditions set forth in Section 6.1 and
Section 6.3 have been fulfilled as of or before the Expiration Date;

      (g) by Shareholder in accordance with Section 5.9(h); or

      (h) By Purchaser in accordance with Section 5.9(i);

provided, however, that this Agreement shall not expire or terminate during the pendency of any arbitration proceedings initiated hereunder.

      Section 8.2 Effect of Termination. If this Agreement is terminated by either Purchaser or Shareholder pursuant to the provisions of Section 8.1, this Agreement shall forthwith become void except for, and there shall be no further obligation on the part of any Party or its respective Affiliates, directors, officers, employees or shareholders except pursuant to, the provisions of Sections 3.17 and 4.7 (with respect to the indemnification provisions contained therein), Section 5.2(b) (but only to the extent of the confidentiality and indemnification provisions contained therein), Section 5.4 (with respect to the confidentiality provisions contained therein), Section 5.5, this Section 8.2,
Section 9.2, Section 11.10, and the Confidentiality Agreement (which shall continue pursuant to their terms). If this Agreement is terminated by Shareholder and Purchaser pursuant to Section 8.1(a), or by Shareholder pursuant to Section 8.1(g), or by Purchaser pursuant to Section 8.1(h), or by Shareholder or Purchaser pursuant to Section 8.1(d), neither Party shall have any further liability to the other Party as the result of such termination, and Purchaser shall be entitled to the return of the Earnest Money, plus all accrued interest. If Shareholder terminates this Agreement pursuant to Section 8.1(b) or Section 8.1(e), then in addition to such right to terminate, and as its sole and exclusive remedies with respect to such failure of the Closing to occur, Shareholder shall retain the Earnest Money, plus all accrued interest, and if Purchaser has extended the Expiration Date pursuant to Section 2.5, Purchaser shall pay to Shareholder the amount of interest accrued on the Base Consideration pursuant to Section 2.5. If Purchaser terminates this Agreement pursuant to Section 8.1(c) or Section 8.1(f), then in addition to such right of termination, Purchaser shall be entitled to the return of the Earnest Money, plus all accrued interest, and to pursue arbitration against Shareholder for all damages that are the direct and proximate result of the material breach or material default or failure to comply in any material respect by Shareholder described in Section 8.1 (c) or Shareholder's failure to fulfill the conditions described in Section 6.2; provided, however, that in no event shall the aggregate amount to be paid by the Shareholder and the Company with respect to such damages exceed $20,000,000.00. The Parties hereby acknowledge that the extent of damages to Shareholder occasioned by any failure or refusal of Purchaser to satisfy any such conditions would be impossible or extremely impractical to ascertain and that the amount of the Earnest Money is a fair and reasonable estimate of the damages under the circumstances. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND OR FOR LOST OR IMPUTED PROFITS RESULTING FROM ANY TERMINATION OF THIS AGREEMENT. Upon such termination, Shareholder shall be free to immediately enjoy all rights of ownership and to sell, transfer, encumber or otherwise dispose of the Company Common Stock or any of the Oil and Gas Interests to any other Person without any restriction under this Agreement.

                                  ARTICLE IX.
                                    SURVIVAL

      Section 9.1 Survival of Representations and Warranties.

      (a) Except as otherwise provided herein, all representations, warranties, covenants, agreements, and indemnities of Purchaser and Shareholder under this Agreement shall survive the Closing and the transfer of the Company Common Stock and shall remain in force and effect as provided in this Section 9.1(a), as applicable, regardless of any investigation at any time made by or on behalf of Purchaser or Shareholder, or of any information that Purchaser or Shareholder may have with respect thereto. Such survival does not obligate any Party to make any further representation or warranty after the Closing Date, or to cause any representation or warranty made hereunder to remain true and correct after the Closing Date. Notwithstanding the foregoing, the representations and warranties made by the Shareholder in Section 3.11 and Section 3.14 shall not survive the Closing.

      (b) After the Closing, neither Purchaser nor Shareholder shall be entitled to enforce its remedies against the other Party with respect to the inaccuracy or breach of any representation or warranty made by such Party hereunder unless the Party seeking to enforce remedies gives written notice of the alleged breach or inaccuracy to the Party against whom enforcement is sought no later than December 31, 2007.

      (c) Except for the Parties' indemnification obligations pursuant to
Section 3.17, Section 4.7, Section 5.2(b) and Section 5.17, after the Closing, neither Purchaser nor Shareholder shall be entitled to enforce its remedies against the other Party with respect to a breach or default in the performance by such Party of any covenant or agreement of that Party contained in this Agreement unless the Party seeking to enforce remedies gives written notice of the alleged breach or default to the Party against whom enforcement is sought no later than December 31, 2007, except with respect to any covenant or agreement expressly required to be performed after December 31, 2007.

      (d) Notwithstanding the other provisions of this Agreement, Shareholder and the Company shall, in the aggregate, not have obligations for Claims or Damages incurred by Purchaser under this Agreement for any breach, inaccuracy or default by Shareholder or the Company of any representations, warranties, covenants or indemnities, (i) for any individual item where the Damages are less than $100,000 and (ii) in respect of each individual item where the Damages are equal to or greater than $100,000, unless the aggregate amount of all such Damages exceeds $5,000,000, and then only to the extent of such excess. In no event shall the aggregate amount to be paid by the Shareholder and the Company to the Purchaser for any such Claims or Damages under this Agreement exceed $15,000,000.

      Section 9.2 NO CONSEQUENTIAL DAMAGES. Notwithstanding any OTHER PROVISION OF THIS AGREEMENT, NO PARTY SHALL BE ENTITLED TO ANY CONSEQUENTIAL DAMAGES, INCLUDING EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES (COLLECTIVELY, "EXCLUDED DAMAGES") SUFFERED BY ANOTHER PARTY HERETO, AND PURCHASER HEREBY RELEASES SHAREHOLDER AND THE COMPANY, AND SHAREHOLDER AND THE COMPANY HEREBY RELEASE PURCHASER, IN EACH CASE TO THE FULLEST EXTENT APPLICABLE LAW PERMITS, FROM LIABILITIES FOR ALL EXCLUDED DAMAGES.

      Section 9.3 Scope of Representations and Warranties of Shareholder and the Company. Purchaser acknowledges that, except as expressly provided in this agreement, neither Shareholder nor the Company have made, and Shareholder and the Company hereby expressly disclaim and negate, any representation or warranty, express, implied, at common law, by statute or otherwise relating to, and Purchaser hereby expressly waives and relinquishes any and all Claims against Shareholder, the Company and their representatives in connection with the accuracy, completeness or materiality of any such representation or warranty or any information, data or other materials (written or oral), heretofore furnished to Purchaser and its representatives by or on behalf of Shareholder and/or the Company. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SHAREHOLDER, THE SUBSIDIARY AND THE COMPANY EXPRESSLY DISCLAIM AND NEGATE, AND PURCHASER HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT AND FIXTURES CONSTITUTING A PART OF THE ASSETS (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
(IV) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE LEGAL REQUIREMENTS TO CLAIM DIMINUTION OF CONSIDERATION, (V) ANY CLAIMS BY PURCHASER FOR DAMAGES BECAUSE OF ANY LATENT OR PATENT DEFECTS OR OTHER DEFECTS, WHETHER KNOWN OR UNKNOWN AND (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LEGAL REQUIREMENTS. THE COMPANY, SHAREHOLDER AND PURCHASER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LEGAL REQUIREMENTS TO BE EFFECTIVE, THE DISCLAIMERS OF THE WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS."

                                   ARTICLE X.
                                   ARBITRATION

      Section 10.1 Jurisdiction. The Parties hereby agree that all controversies, Claims and matters of difference shall be resolved by binding arbitration (an "Arbitration Proceeding") before the American Arbitration Association (the "AAA") located in Harris County, Texas (the "County"), according to the commercial rules and practices of the AAA from time-to-time in force; provided, however, that the Parties reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this Section 10.1. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: all questions relating to the breach of any obligation, warranty, promise, right or condition hereunder; and any question as to whether the right to arbitrate a certain dispute exists. This agreement to arbitrate shall be self-executing without the necessity of filing any action in any court and shall be specifically enforceable under the prevailing arbitration Law.

      Section 10.2 Injunctive Relief. Notwithstanding Section 10.1, should any party seek temporary, preliminary or permanent injunctions, such injunctions shall be obtained through a court of competent jurisdiction, and not through an Arbitration Proceeding, without otherwise waiving the right to compel or be bound by arbitration pursuant to this Article 10. In such case, the arbitrator shall be bound by the terms of injunctive relief issued by a court of competent jurisdiction.

      Section 10.3 Initiation. A Party shall institute an Arbitration Proceeding by sending written notice of an intent to arbitrate (hereinafter the "Arbitration Notice") to the other Party and to the AAA in accordance with the manner of notice provided in this Agreement. The Arbitration Notice shall set forth a description of the dispute, the amount in controversy, and the remedy sought. An Arbitration Proceeding may proceed in the absence of any Party if the Arbitration Notice has been properly given to such Party. Each Party shall have the right to be represented by legal counsel throughout the Arbitration Proceeding.

      Section 10.4 Selection of Arbitrator. Within fifteen (15) days of the date of the Arbitration Notice, each Party shall appoint one arbitrator and notify the other Party of such appointment; provided, however, that no officer, agent, attorney, employee of a Party or other person who has a financial interest in said dispute may be appointed. Promptly after their appointment, the two (2) arbitrators appointed by the Parties shall meet and select the third and presiding arbitrator from a panel provided by the AAA. In the event the first two (2) arbitrators cannot agree upon the selection of the third arbitrator within thirty (30) days, the third arbitrator shall be appointed by the AAA pursuant to its rules. Each Arbitrator shall, if possible, have experience in evaluating and buying and selling oil and gas interests. Once appointed there will be no direct communication between such arbitrators and the Parties that appointed them.

      Section 10.5 Payment of Fees. Each Party shall pay the fees charged by the arbitrator that it appointed and one-half of the third arbitrator's fees and one-half of all fees charged by AAA, except that each Party shall pay the fees charged by AAA in connection with the filing of a Party's statement of claim or answer. The arbitrators may award all of the arbitration and AAA fees paid by either Party to a Party as part of the award.

      Section 10.6 Discovery. The Parties shall have the right to engage in any and all discovery pertaining to civil litigation as they would be entitled to pursuant to the Texas Rules of Civil Procedure including, without limitation, all pre-hearing discovery as would be permitted in civil litigation. Said discovery shall proceed pursuant to the provisions of the Texas Rules of Civil Procedure governing discovery in civil litigation and all conditions and objections allowed under the rules of said Texas Rules of Civil Procedure shall be allowed with respect to such discovery. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.

      Section 10.7 Scope of Powers. The arbitrators shall have the power to issue any award, judgment, decree or order of relief that a court of law could issue under such applicable Law including, but not limited to, money damages; and for such purposes, it is hereby expressly acknowledged and agreed that damages at law will be an adequate remedy for a breach or threatened breach of any provision of this Agreement, it being the intention of this sentence to make clear the agreement of the parties hereto that the respective rights and obligations of the parties hereto hereunder shall be enforceable in any arbitration proceedings in accordance with principles of Law. The arbitrators shall not have the authority to grant injunctive relief.

      Section 10.8 Written Decision. The arbitrators shall prepare a written decision, signed by the presiding arbitrator that shall be sent to the Parties within thirty (30) calendar days following the conclusion of the hearing. The written statement will be supported by written findings of fact and conclusions which adequately set forth the basis of the arbitrators' decision. The arbitrators shall also be entitled to award to the prevailing Party attorneys' fees and costs, plus the AAA's and the arbitrators' fees and expenses.

      Section 10.9 Awards. The Parties agree to abide by all awards, judgments, decrees or orders rendered in an Arbitration Proceeding by the arbitrators. The award, judgment, decree or order of the arbitrators, and the findings of the arbitrators, shall be final, conclusive and binding upon the Parties to the extent and in the manner provided by Texas statute. Any judgment upon the award and enforcement of any other judgment, decree or order of relief granted by the arbitrators may be entered or obtained in any court of competent jurisdiction, state or federal, in the county in which the residence or principal office of a non-prevailing Party is located, as a basis of judgment and of the issuance of execution for its collection and, at the election of the party making such filing, with the clerk of one or more other courts, state or federal, having jurisdiction over the Party against whom such an award is rendered or such Party's property. The Parties shall have the right to petition the District Court of Harris County to confirm, correct or vacate the arbitrators' award in accordance with the provisions of the Texas Rules of Civil Procedure.

                                  ARTICLE XI.
                                  MISCELLANEOUS

      Section 11.1 Amendment. This Agreement may not be amended except by a written instrument signed on behalf of each of the Parties.

      Section 11.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the fifth day after being so mailed), at the following addresses or facsimile transmission numbers (or at such other address or facsimile transmission number for a Party as shall be specified by like notice):

          If to Purchaser:

          Dune Energy, Inc.
          3050 Post Oak Boulevard, Suite 695
          Houston, Texas  77056
          Attention:  Mr. James A. Watt
          Telephone No.:  (713) 888-0895
          Facsimile No.:  (713) 888-0899

          with copies to:

          Eaton & VanWinkle LLP
          3 Park Avenue, 16th Floor
          New York, New York 10016
          Attention:  Mr. Matthew S. Cohen
          Telephone No.:  (212) 779-9910
          Facsimile No.:  (212) 779-9928

          and

          Jackson Walker L.L.P.
          1401 McKinney, Suite 1900
          Houston, Texas 77010
          Attention:  Mr. Michael P. Pearson
          Telephone No.:  (713) 752-4311
          Facsimile:  (713) 752-4221

          If to Shareholder or to the Company:

          Leonard C. Tallerine, Jr.
          Goldking Energy Holdings, L.P.
          777 Walker Street, Suite 2450
          Houston, Texas 77002
          Telephone: 713-229-6300
          Telefax: 713-230-9590

          with copies to:

          Christopher Ray
          Natural Gas Partners VII, L.P.
          125 E. John Carpenter Fwy., Ste. 600
          Irving, TX  75062
          Telephone: (972) 432-1444
          Telefax: (972) 432-1441

          and

          W. John English, Jr.
          Baker & Hostetler LLP
          1000 Louisiana, Suite 2000
          Houston, Texas 77002
          Telephone: 713-646-1384
          Telefax: 713-751-1717

      Section 11.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

      Section 11.4 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

      Section 11.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and the documents and instruments delivered by the Parties pursuant to this Agreement): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) except as provided in Section 5.2 and Section 5.6, is solely for the benefit of the Parties and their respective successors, legal representatives and assigns and does not confer on any other Person any rights or remedies hereunder.

      Section 11.6 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      Section 11.7 No Remedy in Certain Circumstances. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article 7. Except as otherwise contemplated by this Agreement, to the extent that a Party took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent Governmental Authority, such Party shall not incur any liability or obligation unless such Party breached its obligations under Section 5.5 or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

      Section 11.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, except that Purchaser may assign, pledge, or grant a security interest in its rights under this Agreement to secure financing and may assign, in its sole discretion, its rights, interests and obligations hereunder to any wholly-owned subsidiary of Purchaser, provided that Purchaser shall notify the Company of any such assignment and remain responsible for all of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

      Section 11.9 Waivers. At any time prior to the Closing, the Parties may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.


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      Section 11.10 Confidentiality.

      (a) Shareholder's and Purchaser's respective obligations under the Confidentiality Agreement shall terminate upon the Closing. Purchaser agrees that if this Agreement is terminated for any reason whatsoever, Purchaser's obligations under the Confidentiality Agreement shall continue in accordance with the terms thereof.

      (b) After the Closing, Shareholder agrees not to disclose geological, seismic and other proprietary data related to the Assets, or other information that Shareholder or the Company would treat as confidential if it were the owner of the Company and/or the Subsidiary or any confidential information provided by Purchaser to Shareholder, and Purchaser agrees not to disclose proprietary or confidential information of Shareholder other than the Records provided by Shareholder to Purchaser, unless (i) the Person to which such confidentiality obligation is owed shall have consented thereto in writing, (ii) disclosure is required pursuant to a court order or by subpoena or similar legal process, or
(iii) disclosure is made on advice of its counsel, pursuant to a request by a Governmental Authority, pursuant to applicable Laws, or to comply with the rules and regulations of any stock exchange, or (iv) such information has been previously made public (except as a result of a breach of this Agreement); provided, however, each Party may disclose such information to its representatives, agents, attorneys, consultants, and auditors as needed, but in such event, the relevant Party shall use commercially reasonable efforts to cause such persons to keep such information confidential.

      (c) Notwithstanding anything herein to the contrary, the Parties (and each Affiliate and Person acting on behalf of any Party) agree that each Party (and each employee, representative, and other agent of such Party) may disclose to any and all Persons, without limitation of any kind, the transaction's tax treatment and tax structure (as such terms are used in sections 6011 and 6112 of the Code and Treasury regulations thereunder) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) provided to such Party or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities Laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the transaction's tax treatment or tax structure, (ii) the identities of participants or potential participants, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the transaction's tax treatment or tax structure), or (v) any other term or detail not relevant to the transaction's tax treatment or the tax structure.

      Section 11.11 Incorporation. The Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes.

      Section 11.12 Mutual Release.

      (a) Subject to the occurrence of the Closing and as of the Closing Date, Purchaser and the Company release and forever discharge Shareholder and its Affiliates and the shareholders, directors, officers, agents, controlling persons, representatives, advisors and employees of Shareholder and its Affiliates, and their respective heirs, executors, administrators, successors and assigns, from any and all Claims of the Company or Purchaser, or their Affiliates, related to the Company (except for Claims arising under this Agreement) that arise out of acts, events, conditions or omissions occurring or existing at any time prior to and including the Closing Date.


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

      (b) Subject to the occurrence of the Closing and as of the Closing Date, Shareholder releases and forever discharges Purchaser and the Company from any and all Claims of Shareholder or its Affiliates related to the Company (except for Claims arising under this Agreement) that arise out of acts, events, conditions or omissions occurring or existing at any time prior to and including the Closing Date.

                      (Signatures Begin on Following Page)


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

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, on the date first written above.

                                   COMPANY

                                   GOLDKING ENERGY CORPORATION
                                   a Delaware corporation


                                   By: /s/ Leonard C. Tallerine, Jr.
                                       -----------------------------------------


                                   Name: /s/ Leonard C. Tallerine, Jr.
                                         ---------------------------------------

                                   Title: President & CEO
                                          --------------------------------------

                                   SHAREHOLDER

                                   GOLDKING ENERGY HOLDINGS, L.P.
                                   a Texas limited partnership

                                   By: GEH GP, L.L.C., a Texas limited liability
                                       company, its General Partner


                                   By: /s/ Leonard C. Tallerine, Jr.
                                       -----------------------------------------


                                   Name: /s/ Leonard C. Tallerine, Jr.
                                         ---------------------------------------

                                   Title: President & CEO
                                          --------------------------------------


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                                TABLE OF CONTENTS

                    SIGNATURE PAGE FOR DUNE ENERGY, INC., TO
                        STOCK PURCHASE AND SALE AGREEMENT
                        DATED AS OF APRIL 13, 2007, AMONG
                 DUNE ENERGY, INC, GOLDKING ENERGY CORPORATION,
                       AND GOLDKING ENERGY HOLDINGS, L.P.

                                              PURCHASER

                                              DUNE ENERGY, INC.,
                                              a Delaware corporation


                                              By: /s/ Amiel David
                                                  ---------------------
                                                  Dr. Amiel David
                                                  President


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